EXHIBIT 10.21

LEASE AGREEMENT

BETWEEN

MARINA BOULEVARD PROPERTY, LLC,

AS LANDLORD,

AND

SANGAMO THERAPEUTICS, INC.,

AS TENANT

DATED

November 3, 2017

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1.	Definitions and Basic Provisions1
2.	Lease Grant1
3.	Tender of Possession; Square Footage of Premises1
(a)	Tender of Possession1
(b)	Square Footage of Premises2
4.	Rent; Abatement of Rent2
(a)	Rent2
(b)	Abatement of Rent2
5.	Delinquent Payment; Handling Charges2
6.	Letter of Credit3
(a)	Application of Security3
(b)	Transfer3
(c)	Reduction of Letter of Credit4
7.	Services; Utilities; Common Areas4
(a)	Services4
(b)	Utility Use4
(c)	Common Areas5
8.	Alterations; Repairs; Maintenance; Signs5
(a)	Alterations5
(b)	Repairs; Maintenance7
(i)	By Landlord7
(ii)	By Tenant7
(iii)	Performance of Work9
(c)	Mechanic’s Liens9
(d)	Signs10
(i)	General Signs10
(ii)	Building Top Sign(s)10
9.	Use; Compliance with Laws11
10.	Assignment and Subletting12
(a)	Transfers12
(b)	Consent Standards12
(c)	Request for Consent12
(d)	Conditions to Consent12
(e)	Attornment by Subtenants12

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(f)	Permitted Transfers13
(g)	Additional Compensation14
(h)	Landlord’s Option14
11.	Insurance; Waivers; Subrogation; Indemnity14
(a)	Indemnity Agreement14
(b)	Tenant’s Insurance15
(c)	Landlord’s Insurance16
(d)	No Subrogation16
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee17
(a)	Subordination17
(b)	Attornment17
(c)	Notice to Landlord’s Mortgagee17
13.	Rules and Regulations18
14.	Condemnation18
(a)	Total Taking18
(b)	Partial Taking - Tenant’s Rights18
(c)	Partial Taking - Landlord’s Rights18
(d)	Award18
(e)	Repair18
15.	Fire or Other Casualty18
(a)	Repair Estimate18
(b)	Tenant’s Rights19
(c)	Landlord’s Rights19
(d)	Repair Obligation19
(e)	Abatement of Rent19
(f)	Waiver of Statutory Provisions19
16.	Personal Property Taxes19
17.	Events of Default20
(a)	Payment Default20
(b)	Abandonment20
(c)	Intentionally Omitted;20
(d)	Insurance20
(e)	Mechanic’s Liens20
(f)	Other Defaults20

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(g)	Insolvency20
18.	Remedies20
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies22
(a)	Payment by Tenant22
(b)	No Waiver22
(c)	Cumulative Remedies22
20.	Intentionally Omitted22
21.	Surrender of Premises22
22.	Holding Over24
23.	Certain Rights Reserved by Landlord24
(a)	Building Operations24
(b)	Security25
(c)	Prospective Purchasers and Lenders25
(d)	Prospective Tenants25
24.	Cell Tower Equipment25
25.	Hazardous Materials26
26.	Miscellaneous28
(a)	Landlord Transfer28
(b)	Landlord’s Liability28
(c)	Force Majeure28
(d)	Brokerage29
(e)	Estoppel Certificates29
(f)	Notices29
(g)	Separability29
(h)	Amendments; Binding Effect29
(i)	Quiet Enjoyment29
(j)	No Merger29
(k)	No Offer30
(l)	Entire Agreement30
(m)	Waiver of Jury Trial30
(n)	Governing Law30
(o)	Recording30
(p)	Joint and Several Liability30
(q)	Financial Reports30

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(r)	Landlord’s Fees30
(s)	Telecommunications31
(t)	Confidentiality31
(u)	Authority31
(v)	Waiver31
(w)	Tenant Representation32
(x)	Transportation Management32
(y)	CC&Rs; Disclosure32
(z)	Disclosure32

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List of Exhibits

All exhibits and attachments attached hereto are incorporated herein by this reference.  The following exhibits are attached to and made a part of this Lease:

Exhibit A-1 -	Site Plan Depicting Premises and Building
Exhibit A-2 -	Site Plan Depicting Complex
Exhibit B -	Legal Description of the Land
Exhibit C -	Additional Rent, Taxes and Insurance
Exhibit D -	Tenant Work Letter
Exhibit E -	Building Rules and Regulations
Exhibit F -	Form of Confirmation of Commencement Date Letter
Exhibit G -	Form of Tenant Estoppel Certificate
Exhibit H -	Renewal Option
Exhibit I -	Contractor Insurance Requirements
Exhibit J -	Environmental Questionnaire
Exhibit K -	Location and Size of Cell Tower Equipment
Exhibit L -	Wells Fargo – Letter of Credit
Exhibit M -	ROFO to Purchase
Exhibit N -	Escrow Agreement

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BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to this Lease (as hereinafter defined) between Landlord and Tenant, as defined below.

Landlord:	MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company
Tenant:	SANGAMO THERAPEUTICS, INC., a Delaware corporation
Guarantor:	None.
Premises:

An area comprising the entire rentable square feet of the building commonly known as 7000 Marina Boulevard, Brisbane, California 94005 (the “Building”), which contains approximately 87,695 rentable square feet in the aggregate, as depicted on Exhibit A-1.

Land:	The land on which the Building is located as described in Exhibit B.
Project:	The Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the Building, Land and the operation thereof.
Complex:

The Project and other buildings which comprise Marina Landing, a multi-building complex, subject to the conditions, covenants and restrictions as administered by owners’ associations applicable to the Project, as further set forth and described in Exhibit A-2.

Term:

One hundred thirty-two (132) months, commencing on the first day of the month following the Commencement Date (unless the Commencement Date is on the first day of the month, in which case the Term shall commence on the Commencement Date) and ending at 5:00 p.m. local time on the last day of the 132nd full calendar month following the Commencement Date (the “Expiration Date”), subject to extension and earlier termination as provided in the Lease.

Commencement Date:	June 1, 2018.
Delivery Date:	The date that this Lease has been mutually executed and delivered by both parties and the Letter of Credit has been delivered to Landlord.
Base Rent:	Lease Month	Annual Base Rent	Monthly Base Rent	Monthly Rental Rate Per RSF
	1 – 12*	$2,999,169.00	$249,930.75	$2.85
	13 – 24*	$3,089,144.07	$257,428.67	$2.94
	25 – 36	$3,181,818.39	$265,151.53	$3.02
	37 – 48	$3,277,272.94	$273,106.08	$3.11
	49 – 60	$3,375,591.13	$281,299.26	$3.21
	61 – 72	$3,476,858.87	$289,738.24	$3.30
	73 – 84	$3,581,164.63	$298,430.39	$3.40
	85 – 96	$3,688,599.57	$307,383.30	$3.51
	97 – 108	$3,799,257.56	$316,604.80	$3.61
	109 – 120	$3,913,235.28	$326,102.94	$3.72
	121 – 132	$4,030,632.34	$335,886.03	$3.83

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* Monthly Base Rent shall be abated by (i) 100% for the second (2nd) full calendar month through and including the tenth (10th) Lease Month, and (ii) by 50% for the eleventh (11th) Lease Month through and including the sixteenth (16th) Lease Month, pursuant to Section 4(b) of the Lease.

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Security Deposit / Letter of Credit:	$3,500,000.00
Additional Rent:

Tenant shall pay 100% of the costs of Common Area Maintenance Costs, Taxes and Insurance for the Building, and Tenant’s Proportionate Share of Common Area Maintenance Costs, Taxes, and Insurance for the Complex.

Utilities:

Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same.  Any meters required in connection therewith shall be installed at Tenant’s sole cost except as set forth in Section 7(b) of this Lease.

Tenant’s Proportionate Share:	For the Building – 100% of the Building. For the Complex – 55% of the Complex.
Permitted Use:

For general office, research and development, lab and production uses, and all other legally permitted uses associated with Tenant’s business, to the extent permitted by applicable laws and zoning regulations, but for no other purpose whatsoever.

Tenant Improvements:

Except as otherwise set forth in this Lease, Tenant accepts the Premises in its current “AS-IS” condition, provided that Tenant shall have the right to construct the Tenant Improvements in accordance with the Work Letter attached hereto as Exhibit D.

Parking:

Tenant may use on a non-exclusive basis up to two hundred seventy-eight (278) undesignated automobile parking spaces in the parking area adjacent to the Building (twenty-six (26) of which are located in a secured underground parking garage), at no cost to Tenant during the initial Term.

Renewal Options:

Tenant may renew this Lease for two (2) additional periods of five (5) years each, by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than nine (9) months before the expiration of the then-current Term, as further set forth in Exhibit H.

ROFO to Purchase:

Provided that Tenant is leasing and physically occupying 87,695 rentable square feet in the Building (including any Permitted Transfers) and has not assigned or subleased any space within the Premises (except for Permitted Transfers), subject to compliance with the California Subdivision Map Act to create a separate legal parcel for the Building, Tenant shall have a one-time right of first offer to purchase the Building exercisable during the first three (3) years following the Commencement Date, subject to the terms and conditions set forth in Exhibit M.

Broker/Agent:	For Tenant: Newmark Cornish & Carey For Landlord: CBRE, Inc.

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Tenant’s Address for Notices prior to Commencement Date:	Sangamo Therapeutics, Inc. 501 Canal Boulevard, Suite A100 Richmond, CA 94804 Attention: Director of Legal Telephone: (510) 970-6000
Tenant’s Address for Notices after Commencement Date:	Sangamo Therapeutics, Inc. 7000 Marina Boulevard Brisbane, CA 94005 Attention: Director of Legal Telephone: TBD Facsimile: TBD
Landlord’s Address for Notices:

Marina Boulevard Property, LLC

c/o Westport Capital Partners LLC

2121 Rosecrans Avenue

Suite 4325

El Segundo, California 90245

Attention: Eric Clapp, Managing Director

Telephone: (310) 294-1239

Facsimile: (310) 643-7379

With a copy to:

Marina Boulevard Property, LLC

c/o Westport Capital Partners

40 Danbury Road

Wilton, Connecticut 06897

Attention:  Marc Porosoff, Esq.

Telephone:  (203) 429-8602

Facsimile: (203) 429-8599

Additional copy to: DLA Piper US LLP 550 South Hope Street, Suite 2300 Los Angeles, California 90071 Attention: Jackie Park, Esq. Telephone: (213) 330-7743 Facsimile: (213) 330-7543
Rent Payment Address:	Marina Boulevard Property, LLC PO Box 101760 Pasadena, California 91189-1760

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LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into as of November 3, 2017 (the “Effective Date”), between MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and SANGAMO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

1.Definitions and Basic Provisions.  The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.  Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question (as used herein, the term “control” shall mean the possession, direct or indirect, of not less than a majority of the voting rights attributable to the shares of Tenant and a majority of the outstanding capital stock of Tenant, or the power to direct or cause the direction of the management and policies of a Tenant, whether through the ownership of voting shares, by contract or otherwise); “Building’s Structure” means the Building’s exterior walls, roof (structure and membrane), elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, security, plumbing, electrical, mechanical systems, elevator and parking garage rolling gate/access control; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Rent” shall collectively refer to Base Rent, Additional Rent, Taxes, and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors and employees.

2.Lease Grant.  Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).  The Premises are outlined on the plan attached to the Lease as Exhibit A‑1.

3.Tender of Possession; Square Footage of Premises.

(a)Tender of Possession.  The Premises will be delivered to Tenant in its “AS-IS” condition on the Delivery Date.  Upon Landlord’s delivery of the Premises (the “Delivery Date”), Tenant shall have exclusive access to construct the Tenant Improvements (as defined on Exhibit D) in accordance with the terms of the Work Letter attached hereto as Exhibit D.  Landlord may send Tenant notice of the occurrence of the Commencement Date in the form of the attached Exhibit F, which notice Tenant shall acknowledge by executing a copy of the notice and returning it to Landlord.  If Tenant fails to sign and return the notice to Landlord within ten (10) days of receipt thereof from Landlord, the notice as sent by Landlord shall be deemed to have correctly set forth the Commencement Date.  Failure of Landlord to send such notice shall have no effect on the Commencement Date.  Any use of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.  Subject to terms of this Lease, Tenant shall have access to the Building, twenty-four (24) hours per day, seven (7) days per week, every day of the year during the Term.

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(b)Square Footage of Premises.  For purposes of this Lease, the “rentable square feet” of the Premises and the Complex has been calculated by Landlord pursuant to the Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 2010 (the “BOMA Standard”).  The rentable square footage of the Premises set forth in this Lease shall be deemed by Tenant to be the rentable square footage of the Premises for all purposes.  In that regard, Tenant has been given an opportunity to measure the rentable square footage of the Premises prior to execution of this Lease and Tenant hereby waives any rights it may have following execution of this Lease to measure the Premises or claim that the rentable square footage of the Premises is other than as set forth in this Lease.

4.Rent; Abatement of Rent.

(a)Rent.  Commencing on the Commencement Date, subject to Section 4(b) below, Tenant shall timely pay to Landlord as Rent, (i) Base Rent as set forth in the Basic Lease Information (subject to Section 4(b) below), and (ii) Additional Rent (as defined in Exhibit C) as set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or electronically via automatic debit or wire transfer to such account as Landlord designates in writing to Tenant, or as otherwise specified in writing by Landlord.  The obligations of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Base Rent shall be payable monthly in advance.  The first (1st) monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term, subject to Section 4(b) below.  The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date.  Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated.  Tenant shall pay Additional Rent at the same time and in the same manner as Base Rent.

(b)Abatement of Rent.  Notwithstanding anything to the contrary contained in this Lease, and provided that no Event of Default exists, Landlord hereby agrees to abate Tenant’s obligation to pay Tenant’s monthly Base Rent (the “Abated Rent”) by (i) 100% for the second (2nd) full calendar month through and including the tenth (10th) Lease Month, and (ii) by 50% for the eleventh (11th) Lease Month through and including the sixteenth (16th) Lease Month (the “Abatement Period”).  During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease.  If during the Abatement Period an Event of Default (as defined in Section 17 below) occurs, and Landlord does not elect to terminate this Lease in accordance with Article 18 below, then the Abated Rent shall reinstate for the remaining Abatement Period as of the date Tenant cures such Event of Default.  If at any time during the Term, an Event of Default by Tenant occurs, and Landlord does elect to terminate this Lease in accordance with Article 18 below, then as a part of the recovery set forth in Article 18, Landlord shall be entitled to the recovery of that portion of the unamortized Abated Rent (which Abated Rent shall be amortized on a straight-line basis over the initial Lease Term).

5.Delinquent Payment; Handling Charges.  All past due payments required of Tenant hereunder shall bear interest from the date that is three (3) Business Days after Landlord’s written notice thereof until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment (the “Late Charge”) to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.  In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law,

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exceed the maximum lawful rate of interest.  Notwithstanding the foregoing, Landlord shall waive the accrual of the Default Rate and the payment the Late Charge once in any given twelve (12) month period.

6.Letter of Credit.  Tenant shall deliver to Landlord, upon Tenant’s execution of this Lease, a Letter of Credit (as hereinafter defined) in the amount specified in the Basic Lease Information, as additional security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.  The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) which is attached hereto as Exhibit L, issued by and drawable upon Wells Fargo Bank, N.A. (the “Issuing Bank”).  If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify.  The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the forty-fifth (45th) day following the Expiration Date) unless the Issuing Bank sends duplicate notices (the “Non-Renewal Notices”) to Landlord by certified mail, return receipt requested (one of which shall be addressed “Attention, Chief Legal Officer” and the other of which shall be addressed “Attention, Chief Financial Officer”), not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit.  The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Los Angeles, California.  The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

(a)Application of Security.  If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent as and when due beyond an applicable notice and cure period, or (c) Landlord receives a Non-Renewal Notice, Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s Event of Default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 6.  If Landlord applies or retains any part of the proceeds of the Letter of Credit, or cash security, Tenant, within five (5) Business Days upon written demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full amount thereof on hand at all times during the Term.  If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Letter of Credit or cash security, as the case may be, shall be returned to Tenant within thirty (30) days after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

(b)Transfer.  Upon a sale or other transfer of the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Letter of Credit or the cash security to its transferee or lender. With respect to the Letter of Credit, within ten (10) Business Days after notice of such transfer or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated in writing by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender.  Upon such transfer, Tenant shall look solely to the new landlord or lender for the return of the Letter of Credit or such cash security; provided that such new landlord has assumed Landlord’s obligations hereunder and the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or such cash security to a new landlord.  Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or such cash security and

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neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

(c)Reduction of Letter of Credit.  Effective as of the date the Reduction Conditions (as hereinafter defined) are satisfied, the amount of the Letter of Credit shall be reduced to an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00).  For purposes of this Section 6(c), the “Reduction Conditions” shall mean (i) Tenant shall have received a Certificate of Occupancy for the Premises and provided Landlord with a copy thereof, and (ii) Tenant shall have raised Two Hundred Million Dollars ($200,000,000.00) as evidenced by a Security Exchange Commission regulatory filing reflecting an increase in equity of Tenant by Two Hundred Million Dollars ($200,000,000.00) as compared with Tenant’s audited financial statements for the calendar year ending 2016.  There shall be no reduction of the Letter of Credit as set forth herein if, at the time of such reduction, an Event of Default exists under this Lease.

7.Services; Utilities; Common Areas.

(a)Services.  Other than Landlord’s maintenance obligations expressly set forth in this Lease, Landlord shall not be obligated to provide any services to Tenant, provided that Landlord shall as part of Common Area Maintenance Costs provide electric lighting for all Common Area (including parking area) as Landlord reasonably determines to be standard, including replacement of Building standard lights, bulbs and tubes.

(b)Utility Use.  Tenant shall obtain all water, electricity, sewage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same.  Any meters or modifications thereof required in connection therewith shall be installed at Tenant’s sole cost.  Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Premises during the Term of this Lease.  Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Premises.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by act or default of Tenant or other parties, by any Force Majeure Event (as defined in Section 26(c)), or by any other cause beyond Landlord’s reasonable control.  Notwithstanding the foregoing, in the event of an interruption of utility service which (i) is the result of Landlord’s gross negligence or willful misconduct, (ii) continues for more than three (3) consecutive Business Days (“Eligibility Period”), and (iii) renders the Premises unsuitable for Tenant’s normal business operations, and (iv) Tenant actually does not use the Premises or any portion thereof for three (3) consecutive Business Days, then Tenant’s Base Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the rentable area of the Premises.

Tenant hereby reserves the right, in connection with either its Tenant Improvement electrical tie-in work (pursuant to the terms and conditions of the Tenant Work Letter) or due to applicable governmental code or agency required electrical systems testing, to reasonably shut down power to the Building for a limited time not to exceed four (4) hours per each shut-down, except as otherwise provided in the MOP (as defined).  Tenant shall prepare a method of procedure (“MOP”) setting forth the specific terms and conditions of such action, including the specific time of Building power shut-down and re‑start, for Landlord’s review and approval (which approval shall not be unreasonably withheld) no later than ten (10) business days prior to the anticipated date of shut-down.  As long as Tenant complies with the terms and conditions of the MOP as approved by Landlord, Tenant shall not be liable for damages to the Cell Tower Equipment in connection with Tenant’s shut-down as set forth herein.

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(c)Common Areas.  The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding:  (i) space in other buildings (now or hereafter existing) in the Complex designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access or common use agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted.  Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex, so long as (y) access to the Premises and/or the parking area, or (z) the size or access to the Premises and/or the parking area is not materially adversely affected thereby.  For example, and without limiting the generality of the immediately preceding sentence, Landlord shall have no right to move the parking area from the Complex.  Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the parking spaces (designated in the Basic Lease Information) in the Common Area (excluding roof(s)) as constituted from time to time) and right to designate visitor parking spaces within the parking area of the Complex (and the number of visitor parking spaces shall be deducted from the overall two hundred seventy-eight (278) undesignated parking spaces provided to Tenant), such use to be in common with Landlord, other tenants in the Building (if any) and/or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe subject to Section 13 hereof.  For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area in accordance with Section 13 hereof, Tenant agrees as follows:

(i)Landlord may from time to time designate specific areas within the Project or Complex, as applicable, in which automobiles owned by Tenant, its employees, subtenants, licensees, and concessionaires shall be parked; and Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, its subtenants, its licensees or its concessionaires, or their employees, shall at any time be parked in any part of the Project or Complex, as applicable, other than the specified areas designated for employee parking, Landlord may have such vehicle towed at the cost of the owner of same.

(ii)Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(iii)Landlord may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights, so long as access to the Premises and/or the parking area is not materially adversely affected thereby.

8.Alterations; Repairs; Maintenance; Signs.

(a)Alterations.  Except for Tenant Improvements and Cosmetic Changes (as hereinafter defined), Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Notwithstanding the foregoing, Tenant shall not be obligated to receive the written consent of Landlord for interior Alterations to the Premises (i) where the estimated cost of the proposed Alteration is Seventy-Five Thousand Dollars ($75,000.00) or less in any twelve (12) month period, (ii) if said Alterations do not affect the structural components of the Building, or adversely affect the Building’s Systems or which can be seen

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from outside the Premises, and (iii) if said Alteration shall not require a building permit or any federal, state, county or local approvals (the “Cosmetic Changes”).  Tenant shall furnish complete plans and specifications to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, at the time it requests Landlord’s consent to any Alterations, if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will require a building permit or other federal, state, county or local approvals with respect thereto.  Landlord shall either approve or disapprove Tenant’s proposed Alteration within five (5) business days of Landlord’s receipt of Tenant’s request and Tenant’s plans and specifications with respect to such proposed Alteration.  Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s).  Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual and reasonable out-of-pocket costs incurred in connection with any Alterations (excluding Cosmetic Changes), including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations, together with a supervision coordination fee to Landlord in an amount equal to the product of (i) three percent (3%) and (ii) the costs of the Alterations.  If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by contractors and subcontractors approved in writing by Landlord in accordance with Section 8(b)(iii), which approval shall not unreasonably be withheld, conditioned or delayed.  Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or outside the Project or Complex, as applicable, in connection with the making of any Alterations.  If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws (provided that such alterations and/or improvements are necessitated solely due to Tenant’s Alterations, and in no event are caused by any violations or non-compliance with applicable Laws which existed on the Delivery Date), then Tenant shall reimburse Landlord within thirty (30) days upon written demand for all costs and expenses actually and reasonably incurred by Landlord in making such alterations and/or improvements in the Project or Complex, as applicable.  Any Alterations made by Tenant shall become the property of Landlord upon the expiration or sooner termination of this Lease and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, except Tenant shall, upon written demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord in writing to be removed (the “Removal Notice”) at the time of Landlord’s consent to such Alterations (including without limitation stairs, bank vaults, and cabling, movable laboratory casework and related appliances, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, if applicable) and repair any damages to the Premises caused by such removal in a good and workmanlike manner to their original condition, reasonable wear and tear and Casualty not required to be repaired by Tenant excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all applicable Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable.  TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS AGAINST ANY LOSS, LIABILITY OR DAMAGE RESULTING FROM SUCH WORK EXCEPT TO THE EXTENT ANY SUCH LOSS, LIABILITY OR DAMAGE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD AND FURTHER SUBJECT TO THE MUTUAL WAIVERS OF SUBROGATION HEREINAFTER SET FORTH IN SECTION 11(d), AND TENANT SHALL, IF REQUESTED BY LANDLORD, FURNISH A BOND OR OTHER SECURITY REASONABLY SATISFACTORY TO LANDLORD AGAINST ANY SUCH LOSS,

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LIABILITY OR DAMAGE; provided, however, that no bond shall be required in connection with any Cosmetic Changes.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.  Landlord’s consent to or approval of any Alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b)Repairs; Maintenance.

(i)By Landlord.  Landlord shall, subject to reimbursement under Exhibit C (to the extent such costs are reimbursable therein), keep the Building’s Structure in good repair and working condition.  Notwithstanding anything to the contrary contained in this Lease, any defects in design or construction of the Base, Shell and Core shall be corrected by Landlord at Landlord’s sole cost.  Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other new roof penetration or placement); and the provisions of the previous sentence are expressly recognized to be subject to Sections 14 and 15 of this Lease.  In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord, and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs.  Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under the Lease, provided, however, Landlord shall use commercially reasonable efforts to not disturb the normal conduct of Tenant’s business or Tenant’s access to the Premises and/or parking areas while performing such repairs and maintenance.  In addition, Landlord shall maintain the Common Areas of the Project or Complex, as applicable, in a manner consistent with first class office and biotech buildings in Brisbane, California, subject to reimbursement as set forth in Exhibit C (to the extent such costs are reimbursable therein).  TENANT HEREBY WAIVES AND RELEASES ITS RIGHT TO MAKE REPAIRS AT LANDLORD’S EXPENSE UNDER SECTIONS 1941 AND 1942 OF THE CALIFORNIA CIVIL CODE OR UNDER ANY SIMILAR LAW, STATUTE OR ORDINANCE NOW OR HEREAFTER IN EFFECT.

(ii)By Tenant.  Tenant shall keep the Premises (other than those portions required to be maintained by Landlord under Section 8(b)(i) above), in good, clean and habitable condition, and shall at its sole cost and expense keep the same free of dirt, rubbish, ice or snow, insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord, and any damage caused by ordinary wear and tear or Casualty.  Without limiting the coverage of the previous sentence, it is understood that Tenant’s responsibilities therein include the repair and replacement in accordance with all applicable Laws of the Building’s Systems, including the lighting, heating, air conditioning, life-safety, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the Premises. All contractors and subcontractors may be subject to Landlord’s written approval in accordance with Section 8(b)(iii).  If any repairs required to be made by Tenant hereunder are not commenced within thirty (30) days (such time period not being subject to the notice and cure provisions of Section 17(f)) after written notice delivered to Tenant by Landlord (which shall be given at its reasonable discretion) or are not diligently executed to completion with Tenant using commercially reasonable efforts given the circumstances, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of, or access to, the Premises.  Tenant shall pay to Landlord within ten (10) days upon written demand as Rent hereunder,

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the cost of such repairs plus interest at the Default Rate, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant.  Notwithstanding the foregoing, Landlord shall have the right to make such repairs without notice to Tenant in the event of an emergency, or if such repairs relate to the exterior of the Premises.  At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in as good a condition as existed on the date the Tenant Improvements are substantially completed, excepting reasonable wear and tear and casualties not required to be repaired by Tenant.  If Tenant elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole risk of Tenant.  Unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant.  It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location.  Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices.  Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention.  In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises.  Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action.  TENANT RELIEVES LANDLORD FROM ANY LIABILITY FOR ANY BODILY INJURY OR DAMAGES TO PROPERTY CAUSED BY OR ASSOCIATED WITH MOISTURE OR THE GROWTH OF OR OCCURRENCE OF MOLD OR MILDEW ON THE PREMISES, UNLESS SAME IS IN EXISTENCE ON THE DELIVERY DATE OR IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS.  In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

Notwithstanding Tenant’s repair and maintenance obligations pursuant to this Section 8(b)(ii), if any item of Tenant’s repair and maintenance obligations set forth herein involves a capital repair, replacement, improvement and/or equipment under generally accepted accounting principles consistently applied (“Tenant Repair Capital Item”), Tenant shall provide written notice thereof to Landlord.  Landlord shall, pursuant to the receipt of such notice from Tenant, make such Tenant Repair Capital Item in a manner such that the Tenant Repair Capital Item to be completed by Landlord shall be similar in size, scope and specifications as the item so repaired by Landlord.  Landlord and Tenant shall use their respective commercially reasonable efforts to discuss and come to a mutually acceptable agreement with respect to the size, scope and specifications of the Tenant Repair Capital Item; provided, however, that in no event shall the size, scope and specifications of such Tenant Repair Capital Item exceed the original size, scope and specifications of the item subject to the repair.  Following completion of the Tenant Repair Capital Item, Landlord shall provide Tenant with written notice of (i) the total cost of such Tenant Repair Capital Item (“Tenant Repair Capital Item Cost”), (ii) the estimated useful life of such Tenant Repair Capital Item per generally accepted accounting principles consistently applied (“Useful Life”), (iii) the amortization of such Tenant Repair Capital Item Cost over such Useful Life at an interest rate equal to the “prime rate” as announced from time to time by Bank of America, N.A., plus one percent (1%) per annum, and (iv) the monthly amount due and payable by Tenant to reimburse Landlord for that portion of the amortized Tenant Repair Capital Item Cost applicable to the remainder of the Lease Term, which monthly amount shall be paid by Tenant to Landlord concurrently with the payment by Tenant to Landlord of the monthly Base Rent.

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(iii)Performance of Work.  All work described in this Section 8 which affects the Building’s Structure and/or the Building’s Systems shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (which approval or disapproval shall be provided by Landlord within three (3) business days of Landlord’s receipt of the identity of the applicable contractor and subcontractor).  Landlord hereby acknowledges and agrees that Tenant’s contractors and subcontractors approved by Landlord in connection with the design and construction of the Tenant Improvements shall be deemed to be approved in connection with Tenant’s work in this Section 8.  Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord and Landlord’s property management company as additional insureds against such risks, in such amounts, on such forms, and with such companies as Landlord may reasonably require as set forth on Exhibit I attached hereto.  Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws.  All such work shall be performed in accordance with all applicable Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems).  All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and no such work will be permitted if it would void or reduce the warranty on the roof.

(c)Mechanic’s Liens.  All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.  TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, ITS PROPERTY MANAGER, ANY SUBSIDIARY OR AFFILIATE OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHARE-HOLDERS, PARTNERS, EMPLOYEES, MANAGERS, CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES AND EXPENSES (INCLUDING

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REASONABLE ATTORNEYS’ FEES) IN ANY WAY ARISING FROM OR RELATING TO THE FAILURE BY ANY TENANT PARTY TO PAY FOR ANY WORK PERFORMED, MATERIALS FURNISHED, OR OBLIGATIONS INCURRED BY OR AT THE REQUEST OF A TENANT PARTY. The foregoing indemnity shall survive termination or expiration of this Lease.

(d)Signs.

(i)General Signs.  Tenant shall have the right to place any signs in, on or around the Building so long as (x) such sign complies with applicable Law, and Tenant shall have received any applicable governmental permit, and (y) Tenant shall have provided Landlord with notice thereof and a copy of any applicable governmental permit(s).  Upon request of Landlord, Tenant shall immediately remove any sign or other materials which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window inside the Premises, or the exterior of the Building, if required in connection with any repairs to the Building.  If Tenant fails to do so, Landlord may without liability unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, remove the same at Tenant’s expense.  Tenant shall comply with such regulations as may from time to time be promulgated by Landlord and provided to Tenant in writing governing signs, advertising material or lettering of all tenants in the Project or Complex, as applicable.  Tenant shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached and/or any damage to the Premises to remove signs placed by Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason.  If Tenant fails to do so, Landlord may have the sign removed and the reasonable cost of removal shall be payable by Tenant within thirty (30) days of invoice.

(ii)Building Top Sign(s).  Subject to the terms of this Section 8 and applicable Laws, Landlord hereby grants Tenant the right, at Tenant’s sole cost and expense, to install up to two (2) Building top signs at location(s) elected by Tenant (which may include both Tenant’s name, which shall be restricted to only Sangamo Therapeutics, Inc. and corporate logo) (“Building Top Sign(s)”).  Tenant’s Building Top Sign(s) shall be subject to all applicable Laws and Tenant’s receipt of any applicable governmental permit(s).  The content, size, design, graphics, materials, colors and other specifications of the Building Top Sign(s) (including without limitation, the exact location of any and all of the Building Top Sign(s)) shall be consistent with the exterior design, materials and appearance of the Building and the signage program of the Building, if any.  The contractors and/or subcontractors utilized by Tenant in connection with the Building Top Sign(s) may be subject to Landlord’s written approval in accordance with Section 8(b)(iii).  Tenant shall be responsible for all costs and expenses incurred in connection with the design, construction, installation, repair, operation, maintenance, compliance with laws, utilities (including the costs of metering such utilities usage and the cost of the meter) and removal of the Building Top Sign(s).  Tenant shall also be responsible for the cost of all utilities (if any) utilized in connection with the Building Top Sign(s).  Tenant’s signage rights set forth in this Section 8(d)(ii) shall be personal to the Tenant and may not be assigned to any assignee or any sublessee or any other person or entity (except in connection with a Permitted Transferee).  Should the name of Tenant be changed to another name (the “New Name”), Tenant shall be entitled to modify, at Tenant’s sole cost and expense, Tenant’s name on the Building Top Sign(s) to reflect Tenant’s New Name, so long as (a) the New Name is not an “Objectionable Name”, (b) Landlord shall have granted its consent to such New Name (which consent Landlord may withhold in its sole and absolute discretion), (c) Tenant’s New Name shall be subject to the then existing signage rights of any tenant or occupant within the Complex, (d) Tenant’s New Name shall not cause Landlord to be in violation of another lease or agreement which Landlord is a party at the Complex, and (e) Tenant’s New Name shall not cause Landlord to be in violation of an exclusivity granted to another tenant at the Complex.  The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Complex, or which would otherwise reasonably offend a landlord of buildings comparable to and in the vicinity of the Building.  In addition, Tenant’s right to maintain any of the Building Top Sign(s) shall

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terminate at any time during the Lease Term during the continuance of an Event of Default under this Lease.  Upon the expiration of the Lease Term or the earlier termination of Tenant’s signage rights under this Section 8(d)(ii), Tenant shall, at Tenant’s sole cost and expense, remove the Building Top Sign(s) and repair any and all damage to the Building caused by such removal.

9.Use; Compliance with Laws.  Tenant shall use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all applicable Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises (ordinary wear and tear excepted).  Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Laws.  Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant:  (i) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) with respect to the Premises (but not the Common Areas); and (ii) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to Exhibit C), other than compliance that is necessitated by Tenant’s use of the Premises or as a result of the Tenant Improvements as defined on Exhibit D and any Alterations made by Tenant (which risk and responsibility shall be borne by Tenant).  Landlord represents and warrants that as of the Delivery Date, the Common Areas shall be in compliance with the Disabilities Acts.  The Premises shall not be used for any purpose which releases outside the Premises strong, unusual, or offensive odors, fumes, dust or vapors which is objectionable to a typical person; which emits outside the Premises noise or sounds that are objectionable to a typical person due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues).  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants of the Complex or Landlord in its management of the Building.  Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service).  Tenant shall not operate an incinerator or burn trash or garbage within the Project or Complex, as applicable.  Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building; provided that the Permitted Use will not be deemed to invalidate such insurance coverage or increase the rate of such insurance on the Premises or the Building.  If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises in violation of this Lease, or any act or omission by Tenant, or its agents, employees, representatives, or contractors in violation of this Lease, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease.  In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance in violation of Section 25 herein.

10.Assignment and Subletting.

(a)Transfers.  Except for Permitted Transfers, Tenant shall not, without the prior written consent of Landlord, which consent shall not unreasonably be withheld, conditioned or delayed:  (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other

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reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b)Consent Standards.  If a proposed transferee does not meet the following conditions, Landlord shall not be deemed to have been unreasonable in withholding its consent to a Transfer (provided that the following list shall not be deemed the exclusive factors for review):  (1) intentionally omitted; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not another occupant of the Building or Complex, as applicable, and there is a comparable space available in the Complex at the time of Tenant’s request for Landlord’s consent; and (6) is not a person or entity with whom Landlord is then, or has been within the three-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity, and there is a comparable space available in the Complex at the time of Tenant’s request for Landlord’s consent.

(c)Request for Consent.  If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character (collectively, the “Transfer Notice”).  Concurrently with the Transfer Notice, Tenant shall pay to Landlord a fee of $2,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall reimburse Landlord within ten (10) days upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer, not to exceed $2,500 per request.

(d)Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers.  Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in

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the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e).  The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.  If an Event of Default occurs while the Premises or any part thereof are subject to a sublease, then Landlord, in addition to its other remedies, may collect directly from such subtenant all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its subtenant to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.

(f)Permitted Transfers.  Notwithstanding to the contrary contained in this Lease, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1)an Affiliate of Tenant;

(2)any persons  acquiring a controlling interest in Tenant in connection with a bona fide private equity placement financing or an initial public offering of Tenant’s stocks on a nationally recognized stock exchange;

(3)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease; or

(4)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use.  No later than five (5) Business Days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, which copies of such instruments may be redacted by Tenant, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, provided that Landlord executes a non-disclosure agreement provided by Tenant.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”).  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

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(g)Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after deducting the following costs and expenses for such Transfer (which costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles and deducted monthly from such excess):  (1) brokerage commissions and reasonable attorneys’ fees; (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) the costs of any inducements or concessions or rental reductions or abatement given to the subtenant or assignee.

(h)Landlord’s Option.  Notwithstanding anything to the contrary contained in this Article 10, except in connection with Permitted Transfers, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice with respect to (i) a proposed assignment of this Lease by Tenant, or (ii) a proposed sublease of the entire Premises (the “Subject Space”) to (x) recapture the Subject Space, or (y) take an assignment or sublease of the Subject Space from Tenant.  Such recapture, or sublease or assignment notice shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice.  If Landlord declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space under this Section 10(h), then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Section 10.

11.Insurance; Waivers; Subrogation; Indemnity.

(a)Indemnity Agreement.  TO THE FULLEST EXTENT PERMITTED BY LAW AND SUBJECT TO LANDLORD’S INDEMNIFICATION OBLIGATIONS BELOW AND FURTHER SUBJECT TO THE MUTUAL WAIVERS OF SUBROGATION SET FORTH IN SECTION 11(d), TENANT WILL DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL CLAIMS (AS DEFINED HEREIN) ARISING OUT OF OR RELATING (DIRECTLY OR INDIRECTLY) TO (I) THE CONDUCT OR MANAGEMENT OF THE PREMISES OR OF ANY BUSINESS THEREIN, OR ANY WORK OR THING WHATSOEVER DONE, OR ANY CONDITION CREATING IN OR ABOUT THE PREMISES DURING THE TERM; (II) ANY ACT, OMISSION, BREACH OF ANY PROVISION OF THIS LEASE, OR NEGLIGENCE OF TENANT OR ANY OF TENANT’S LICENSEES OR THE PARTNERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, INVITEES OR CONTRACTORS OF TENANT OR ANY OF TENANT’S LICENSEES; AND (III) ANY ACCIDENT, INJURY OR DAMAGE WHATSOEVER OCCURRING IN OR AT THE PREMISES.  TO THE FULLEST EXTENT PERMITTED BY LAW AND SUBJECT TO THE MUTUAL WAIVERS OF SUBROGATION SET FORTH IN SECTION 11(d), LANDLORD AGREES TO INDEMNIFY TENANT AND TENANT PARTY FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM INJURY OR DEATH OF ANY PERSON OR DAMAGE TO OR LOSS OF ANY PHYSICAL PROPERTY OCCURRING WITHIN OR ABOUT THE PREMISES, THE BUILDING, THE PROJECT AND/OR THE COMPLEX, TO THE EXTENT ARISING OUT OF LANDLORD’S OR INDEMNITEES’ GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF THIS LEASE.

(b)Tenant’s Insurance.  Effective as of the Delivery Date and continuing throughout the Term, Tenant shall maintain insurance of the types and in the amounts described below.  Insurance shall be obtained from insurance carriers rated not less than A-VIII by A.M. Best Company and licensed to business in the State.  Tenant insurance policy deductibles shall be the responsibility of the Tenant and shall be less than $25,000 unless approved by Landlord.  Tenant’s insurance policies shall be primary and not

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require any contribution by any insurance maintained by Landlord, and Tenant shall require the insurer with respect to each policy required in this Section 11(b) to waive subrogation rights against Landlord and the other Landlord Parties.  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord the cost thereof, plus an administrative fee of three percent (3%) of the cost thereof.  It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.  Tenant may satisfy requirements of this Section 11(b) with policies that cover both the Premises and other properties, on condition that any general aggregate limits under these “blanket” policies apply separately to the Premises, the requirements in this Section 11(b) are otherwise satisfied, and these policies do not otherwise impair the rights of Landlord or violate requirements of this Lease. Certificates for all insurance carried pursuant to this Section 11(b) shall be delivered to Landlord before the Delivery Date and thereafter upon request and (even if not requested) upon the renewal or replacement of any required policy. Tenant shall ensure that Landlord is notified no less than ten (10) days before cancellation of any required policy, and shall cause its certificates of insurance to indicate this.  Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance.  These requirements and limits are subject to review and modification by Landlord in its commercially reasonable determination (i) in recognition of changes in the occupancy, exposure, or insurance marketplace, and/or (ii) as a result of Tenant’s use of Hazardous Materials or other items in the Premises as set forth in the list of Hazardous Materials in the Environmental Questionnaire attached hereto as Exhibit J to be provided by Tenant to Landlord no later than the Commencement Date.  The term “Landlord Parties” means Landlord; Landlord’s property manager with respect to the Premises; Landlord’s Mortgagee; other entities or individuals Landlord may designate from time to time to be included as additional insureds (e.g., by requiring that they be listed as additional insureds on certificates of insurance); the successors and assigns, and direct and indirect affiliates, of each of the foregoing; and, with respect to each of the foregoing, its shareholders, trustees, beneficiaries, managers, officers, directors, employees, and agents.

(i)Commercial General Liability Insurance written on an occurrence basis, using a form that is at least as broad as ISO commercial general liability form (CG 00 01) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract naming the Landlord and the other Landlord Parties as additional insureds on a primary and non-contributory basis with limits of not less than $1,000,000 each occurrence and $2,000,000 aggregate per location shall be maintained.  Evidence of commercial general liability insurance granting no less than thirty (30) days’ notice of cancellation for reasons other than non-payment shall be provided by the ISO form (CG 20 11, CG 20 26 11 85, or a substitute providing equivalent coverage and under the commercial umbrella policy) prior to Lease inception and no less than fifteen (15) days prior to each insurance policy renewal during the term of the Lease.

(ii)Commercial Auto Liability Insurance, if the Tenant owns any automobiles, written on a coverage form that is at least as broad as the ISO business auto coverage form (CA 00 01) to cover owned, non-owned, hired, and borrowed autos with not less than $1,000,000 combined single limit shall be obtained.  If the Tenant does not own any vehicles, non-owned and hired auto liability insurance with a not less than $1,000,000 limit shall be maintained.  Tenant shall require similar coverage for any contract vehicles that it engages for transportation of personnel or personal property to or from the Premises.

(iii)Workers Compensation Insurance with limits as required by statute shall be maintained.

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(iv)Employers’ Liability Insurance with limits not less than $1,000,000 per accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 policy limit for bodily injury by disease shall be maintained.

(v)Umbrella or Excess Liability Insurance over (i), (ii), and (iv) with limits of not less than $4,000,000 each occurrence and $4,000,000 aggregate per location. This insurance must also include the Landlord Parties as additional insureds insofar as it is excess over Tenant’s coverage under clause (i), on a primary and non-contributory basis.

(vi)Commercial Property Insurance with a limit equal to the full replacement cost and covering the fixtures, personal property, equipment, Tenant Improvements and betterments that will, at a minimum, cover the perils insured under ISO special causes of loss form (CP 10 30) and broad causes of loss form (CP 10 20) shall be provided.

(vii)If required by Landlord due to the nature of tenant’s operation, Boiler & Machinery Insurance covering the fixtures, personal property, equipment, tenant improvements and betterments from loss or damage caused by machinery breakdown or the explosion of steam boilers or pipes.

(viii)Intentionally omitted.

(ix)Business Income insurance with a limit adequate to pay for one year’s loss of business income resulting from suspension of the Tenant’s business operations, caused by property damage from a covered cause of loss to the Premises.

(c)Landlord’s Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies.  Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as set forth in Exhibit C.  Landlord’s insurance policies shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder:

(i)Building Insurance with a limit equal to full replacement cost less a commercially-reasonable deductible if the Landlord so chooses.

(ii)Commercial General Liability and Umbrella Insurance in an amount not less than $5,000,000.

(iii)Other insurance and additional coverage as Landlord may deem necessary, but not in excess of that incurred by comparable landlords for comparable buildings in the Project’s market area.

(d)No Subrogation.  LANDLORD AND TENANT EACH WAIVES ANY CLAIM IT MIGHT HAVE AGAINST THE OTHER FOR ANY DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY, TO THE EXTENT THE SAME IS INSURED AGAINST UNDER ANY INSURANCE POLICY THAT COVERS THE BUILDING, THE PREMISES, LANDLORD’S OR TENANT’S FIXTURES, PERSONAL PROPERTY, LEASEHOLD IMPROVEMENTS, OR BUSINESS, OR IS REQUIRED TO BE INSURED AGAINST UNDER THE TERMS HEREOF OR UNDER THE TENANT WORK LETTER, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS. TENANT’S WAIVER IN THIS SECTION EXTENDS TO ALL LANDLORD PARTIES. LANDLORD AND TENANT EACH HEREBY WAIVE ANY RIGHT OF SUBROGATION AND RIGHT OF RECOVERY OR CAUSE OF ACTION FOR INJURY INCLUDING DEATH OR DISEASE TO RESPECTIVE EMPLOYEES OF EITHER AS COVERED BY WORKER’S COMPENSATION (OR WHICH WOULD HAVE BEEN COVERED IF TENANT OR LANDLORD

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AS THE CASE MAY BE, WAS CARRYING THE INSURANCE AS REQUIRED BY THIS LEASE). EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER’S RIGHTS OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THOSE IN WHOSE FAVOR IT MAKES THE WAIVER IN THIS SECTION.

12.Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”).  The automatic subordination to Landlord’s Mortgagee provided for in this Section 12 is expressly conditioned upon such Landlord’s Mortgagee, agreeing that as long as no Event of Default occurs under this Lease, such Landlord’s Mortgagee will not disturb Tenant’s rights of possession under this Lease.  Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall, subject to Tenant’s receipt of a commercially reasonable non-disturbance agreement,  execute and return to Landlord (or such other party designated in writing by Landlord) within ten (10) Business Days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.  Notwithstanding the foregoing, Tenant shall not be obligated to execute any document which alters any material provision of the Lease.

(b)Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such commercially reasonable agreements confirming such attornment as such party may reasonably request.  Notwithstanding the foregoing, Tenant shall not be obligated to execute any document which alters any material provision of the Lease.

(c)Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

13.Rules and Regulations.  Tenant shall comply with the rules and regulations of the Building (the “Rules and Regulations”) which are attached hereto as Exhibit E.  Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building (if the Building is no longer a single tenant building), will not unreasonably interfere with Tenant’s use of the Premises, will not modify any of the provisions of the Lease, are provided to Tenant in writing and are enforced by Landlord in a non-discriminatory manner.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.  The Rules and Regulations shall not be construed in any way to modify or amend, in whole or part, the terms, covenants, agreements and conditions of this Lease, and in the event of any conflict between the terms of Rules and Regulations and this Lease, terms of this Lease shall control.

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14.Condemnation.

(a)Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)Partial Taking - Tenant’s Rights.  If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred twenty (120) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.  TENANT HEREBY WAIVES ANY AND ALL RIGHTS IT MIGHT OTHERWISE HAVE PURSUANT TO SECTION 1265.130 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.

(c)Partial Taking - Landlord’s Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within fifteen (15) days after such Taking, and Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the next to last sentence of Section 14(b).

(d)Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have (excluding any claim related to its leasehold interest).

(e)Repair.  If the Lease is not terminated, Landlord shall promptly proceed with reasonable diligence to restore the remaining part of the Premises and Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Building and Premises; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of the Taking, and Tenant shall be required to pay the cost for restoring any other leasehold improvements, and the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises rendered untenantable during the restoration thereof.  In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.

15.Fire or Other Casualty.

(a)Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)Tenant’s Rights.  If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, and Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the date of the Casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.  Tenant shall also have the right to terminate if Casualty occurs during the last one (1) year of the Term and the Casualty substantially impairs, in Tenant’s reasonable judgment, Tenant’s operation of its business in the Premises for more than sixty (60) days.

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(c)Landlord’s Rights.  If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last eighteen (18) months of the Term (unless Tenant exercises any renewal rights it may have in the Lease); (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d)Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Tenant Improvements or Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.  If Landlord fails to complete repairs to the Premises within two hundred seventy (270) days after the date of the Casualty, subject to delays caused by Force Majeure Events, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after such two hundred seventy (270) day period and prior to Landlord’s substantial completion of such repairs.

(e)Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

(f)Waiver of Statutory Provisions.  The provisions of this Lease, including this Section 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

16.Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17.Events of Default.  Each of the following occurrences shall be an “Event of Default”:

(a)Payment Default.  Tenant’s failure to pay Rent within five (5) calendar days after Tenant’s receipt of Landlord’s written notice that the same is due;

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(b)Abandonment.  Tenant abandons the Premises or any substantial portion thereof, abandonment being defined as Tenant’s vacation of the Premises and failure to meet one (1) or more lease obligations;

(c)Intentionally Omitted;

(d)Insurance.  Tenant fails, within ten (10) business days following written notice from Landlord, to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(b);

(e)Mechanic’s Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f)Other Defaults.  Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion; and

(g)Insolvency.  The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within one hundred twenty (120) calendar days after the filing thereof.

18.Remedies.  Upon an Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(a)Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i)The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary

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course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 18 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 18(a)(i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 18(a)(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(c)Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(d)Form of Payment After Default.  Following the occurrence of an Event of Default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution reasonably acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

(e)Efforts to Relet.  For the purposes of this Section 18, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder.  The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

(f)Landlord Defaults and Tenant Remedies.  Except as otherwise provided in this Lease and specifically subject to Section 26(b), if Landlord fails in the performance of any of Landlord’s obligations under this Lease and such failure continues for thirty (30) days after Landlord’s receipt of written notice thereof from Tenant (and an additional reasonable time after such receipt if (A) such failure cannot be cured within such thirty (30) day period, and (B) Landlord commences curing such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity.  TENANT WAIVES ANY

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RIGHT TO OBTAIN ANY CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES.

19.Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant (provided that Tenant shall not be responsible for costs to change the character of the Premises from an office use to a primarily retail, industrial or other non-office type of use); (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.  To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b)No Waiver.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term.  Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)Cumulative Remedies.  Any and all remedies set forth in this Lease:  (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20.Intentionally Omitted.

21.Surrender of Premises.

(a)General.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials for which Tenant has responsibility under this Lease, in broom-clean condition including cleaning of interior surface of all walls, flooring, ceiling and/ or roof deck due to Tenant’s specific use (with such cleaning by commercial cleaning application as reasonably approved by Landlord), reasonable wear and tear and condemnation and Casualty damage (as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises.  Tenant shall remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal).  Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) installed by Tenant as Landlord may request; however, Tenant shall not be required to remove either the Tenant Improvements or

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any Alterations to the Premises or the Project unless a Removal Notice was provided to Tenant at the time of Landlord’s consent to installation. Tenant shall repair all damage caused by such removal.  All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20.  The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

(b)Environmental Assessment.  Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination) plus additional time (but in no event in excess of thirty (30) days) as may be required by Tenant to obtain governmental sign-offs in connection with the decommissioning, Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 21(b) to be issued. For the avoidance of doubt, Tenant shall not be liable for any Hazardous Materials (i) which were placed on the Premises or the Project by Landlord or its employees, agents or contractors or any third parties not under Tenant’s control, (ii) which were located at the Premises or the Project on the Delivery Date, or (iii) which migrated through air, water or soil from a location outside of the Premises through no act, omission or fault of Tenant or Tenant Party.  Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Assessment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to Landlord’s reasonable satisfaction, that:  (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with applicable Laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials.  Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials.  The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results.  Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least thirty (30) days prior to commencing the work described therein or at least sixty (60) days prior to the expiration of the Lease Term, whichever is earlier.

(c)Remedies.  If Tenant fails to perform its obligations under Section 21(b), without limiting any other right or remedy, Landlord may, on five (5) Business Days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said five (5) Business Day period, and Tenant shall within ten (10) days of written demand reimburse Landlord for all

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reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work.  Tenant’s obligations under Section 21(b) shall survive the expiration or earlier termination of this Lease.  In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Project for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease.  Tenant shall pay for all such reasonable costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists at the Project or Premises as a result of the violation of Section 25 by Tenant or a Tenant Party.

22.Holding Over.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term (as applicable, the “Holdover Rate”), and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law.  IF TENANT FAILS TO SURRENDER THE PREMISES UPON THE TERMINATION OR EXPIRATION OF THIS LEASE (EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE), IN ADDITION TO ANY OTHER LIABILITIES TO LANDLORD ACCRUING THEREFROM, TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL LOSS, COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES) AND LIABILITY RESULTING FROM SUCH FAILURE, INCLUDING ANY CLAIMS MADE BY ANY SUCCEEDING TENANT FOUNDED UPON SUCH FAILURE TO SURRENDER, AND ANY LOST PROFITS TO LANDLORD RESULTING THEREFROM.  Notwithstanding the foregoing, if Tenant remains in the Premises at the end of the Term with the written consent of Landlord, then Tenant shall be a month-to-month tenant at the Holdover Rate, and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.

23.Certain Rights Reserved by Landlord.  Provided that the exercise of such rights does not unreasonably interfere with Tenant’s access to and occupancy of the Premises, Landlord shall have the following rights:

(a)Building Operations.  To make such inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, as are expressly provided in this Lease, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant prior notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close public space; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building (after giving Tenant three (3) business days’ notice thereof, except in cases or real or apparent emergency, in which case no notice shall be required);

(b)Security.  To take such reasonable security measures as Landlord deems reasonably advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building;

(c)Prospective Purchasers and Lenders.  To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders upon prior notice (which may be oral notice); and

(d)Prospective Tenants.  At any time during the last nine (9) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time

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following the occurrence of an Event of Default, to enter the Premises at all reasonable hours upon reasonable advance notice to show the Premises to prospective tenants.

24.Cell Tower Equipment.  Tenant hereby acknowledges that as of the date hereof, there are two cell tower equipment located on the roof of the Building and related equipment located in the electrical room in the underground parking garage (collectively, “Cell Tower Equipment”), which Cell Tower Equipment are owned by Pacific Bell Mobile Services and Spring Spectrum Realty Company L.P. (“Cell Tower Owners”).  Landlord hereby represents to Tenant that the location and size of each Cell Tower Equipment on the rooftop and related equipment in the electric room in the underground parking garage on Exhibit K attached to this Lease are accurate depiction of the current location and current size of the Cell Tower Equipment, and that the location or the size of the Cell Tower Equipment shall not be modified during the Term, except as otherwise provided in the following:  (i) Communications Site Lease Agreement dated as of September 18, 1995, as amended, for Pacific Bell Mobile Services, and (ii) PCS Site Agreement dated as of May 20, 1996, as amended, for Spring Spectrum Realty Group (such items set forth in (i) and (ii) to be collectively referred to as the “Cell Tower Leases”).  Tenant shall not have any rights to access, use or have any other right to such Cell Tower Equipment.  Tenant shall provide Landlord and the Cell Tower Owners with access to the Cell Tower Equipment (which shall be through the stairway inside the Building) upon reasonable advance notice (which may be oral notice), provided that (i) Landlord and/or the Cell Tower Owners shall not unreasonably disturb Tenant’s use of the Premises in connection with their access to the Cell Tower Equipment, and (ii) Tenant’s facility manager shall have the right to accompany such Cell Tower Owners to where the Cell Tower Equipment are located.  Landlord shall promptly notify Tenant pursuant to Landlord’s receipt of notification from any Cell Tower Owner that such Cell Tower Owner shall be accessing the Cell Tower Equipment.  Except due to the acts, omissions, and/or willful misconduct of Landlord, Landlord Parties or Cell Tower Owners, Tenant shall indemnify, defend, protect and hold harmless Landlord and its partners, trustees and their officers, directors, shareholders, beneficiaries, agents, servants, employees and independent contractors from all claim, loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from any willful misconduct or gross negligence of Tenant or its partners, trustees and their officers, directors, shareholders, beneficiaries, agents, servants, employees and independent contractors in connection with the Cell Tower Equipment during the Term of this Lease.

During the Term of this Lease, Landlord hereby agrees that Landlord shall not allow the expansion of any Cell Tower Equipment or location of any additional cell tower equipment and/or related equipment on the roof of the Building, except as otherwise provided in the Cell Tower Leases.

25.Hazardous Materials.

(a)Compliance with Environmental Laws.  During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 25(h) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance (except as limited by Section 21), and will obtain and renew all Environmental Permits required for operation or use of the Premises.

(b)Restrictions on Use of Hazardous Materials.  Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(h) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except (i) for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits, and (ii) as disclosed by Tenant in the Environmental Questionnaire attached as Exhibit I.

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(c)Environmental Assessment by Landlord.  At any time and from time to time during the Term of this Lease, if Landlord reasonably believes Tenant is violating the terms of this Section 25, Landlord may perform an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises.  Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment upon reasonable advance notice (which may be oral notice).  If such assessment report indicates the presence of Hazardous Materials caused or permitted by Tenant as a result of Tenant’s violation of this Section 25, then such report shall be at Tenant’s sole cost and expense, and the cost of such assessment shall be immediately due and payable by Tenant to Landlord within thirty (30) days of receipt of an invoice therefor.

(d)Notice to Landlord.  Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened in writing Environmental Claim (as defined in Section 25(h) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex.  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto.  In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e)No Change to Permitted Use.  Tenant will not change or permit to be changed the Permitted Use of the Premises unless Tenant shall have notified Landlord thereof in writing and provided Landlord an updated Environmental Questionnaire.

(f)Indemnification.  TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNITEES FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES, PENALTIES, DAMAGES (INCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES), COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST SUCH INDEMNITEES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OR RESULTING FROM (A) THE ACTUAL OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS ON THE COMPLEX WHICH IS CAUSED OR PERMITTED BY TENANT OR A TENANT PARTY AND (B) ANY ENVIRONMENTAL CLAIM RELATING IN ANY WAY TO TENANT’S OPERATION OR USE OF THE PREMISES (THE “TENANT HAZARDOUS MATERIALS INDEMNIFIED MATTERS”).  THE FOREGOING INDEMNITY SHALL NOT INCLUDE ANY HAZARDOUS MATERIALS THAT (X) WERE LOCATED AT THE PREMISES OR THE PROJECT ON THE DELIVERY DATE, (Y) WERE PLACED ON THE PREMISES OR PROJECT BY LANDLORD, ITS EMPLOYEES, AGENTS, OR CONTRACTORS OR ANY THIRD PARTIES NOT UNDER TENANT’S CONTROL, OR (Z) MIGRATED THROUGH AIR, WATER OR SOIL FROM A LOCATION OUTSIDE OF THE PREMISES THROUGH NO ACT, OMISSION OR FAULT OF

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TENANT OR TENANT PARTY.  THE PROVISIONS OF THIS SECTION 25 SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.

To the extent that the undertaking in the preceding paragraphs may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Tenant Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(g)Payments.  All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall be payable within ten (10) days upon written demand.

(h)Definitions.  “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; (d) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

(i)Mold Disclosure.  Tenant acknowledges that (i) the Complex consists of property formerly used as a municipal landfill, (ii) methane barriers have been installed beneath the Premises, and (iii) methane levels are monitored throughout the Complex in accordance with the terms of the CC&Rs.  The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the same “AS-IS” (except as otherwise set forth in this Lease) and that the Premises is suited for the use intended by Tenant and is in good and satisfactory condition at the time such possession was taken.

26.Miscellaneous.

(a)Landlord Transfer.  Landlord may transfer any portion of the Building and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

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(b)Landlord’s Liability.  The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.  Landlord’s liability to Tenant shall be further limited to Landlord’s equity interest in the Project.  ADDITIONALLY, TO THE EXTENT ALLOWED BY LAW, TENANT HEREBY WAIVES ANY STATUTORY LIEN IT MAY HAVE AGAINST LANDLORD OR ITS ASSETS, INCLUDING WITHOUT LIMITATION, THE BUILDING.

(c)Force Majeure.  Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (each a “Force Majeure Event”); provided that in each case, the party seeking the extension of time due to the Force Majeure Event shall have notified the other party of the event or condition giving rise to any such delay within five (5) Business Days after the requesting party learns of the occurrence of the event or condition and thereafter regularly (but in no event less often than weekly) kept the other party apprised of the status.  If the party seeking the extension of time due to the Force Majeure Event fails to give notice of an event or condition that otherwise constitutes a Force Majeure Event within five (5) Business Days after it learns of such event or condition or fails to keep the other part regularly apprised of the status of such event or condition, as applicable, then such event or condition shall not constitute a Force Majeure Event hereunder unless and until the requesting party gives a notice that such Force Majeure Event is continuing and specifying the date of onset of the Force Majeure Event, in which event the duration of such Force Majeure Event shall be limited to the period of continuation commencing on the date of such notice of continuation and shall be subject to the continuing obligation that the requesting party thereafter regularly (but no less often than weekly) keeps the other party apprised of the status.

(d)Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information.  EACH PARTY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER THE INDEMNIFYING PARTY.  The foregoing indemnity shall survive the expiration or earlier termination of the Lease.  Landlord shall pay Tenant’s broker (set forth in the Basic Lease Information) a commission pursuant to a separate agreement.

(e)Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) Business Days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.  Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.

(f)Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a copy of

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such notice sent in another manner permitted hereunder.  All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail.  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)Amendments; Binding Effect.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.  The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m)Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n)Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)Recording.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease.

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Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p)Joint and Several Liability.  If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.  All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q)Financial Reports.  Within thirty (30) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports.  Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order.  Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or a Default occurs.

(r)Landlord’s Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs (other than in connection with Alterations and Transfers, for which have been paid for by Tenant as specifically set forth in this Lease).  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s)Telecommunications.  All providers of Telecommunications Services shall be required to comply with the Rules and Regulations of the Building and applicable Laws.  Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.  For the purposes of this provision, “Telecommunication Services” shall mean telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems.

Notwithstanding the foregoing to the contrary, if Tenant requires the installation of one or more satellite dishes or other data transmission equipment on the roof of the Building (collectively, the “Telecommunications Equipment”), then upon thirty (30) days advance written notice to Landlord and subject to available capacity and Tenant’s compliance with all applicable Laws and Landlord’s reasonable requirements for property and roof maintenance and repair, Tenant may place such Telecommunications Equipment on the roof of the Premises in a location reasonably approved by Landlord.  The installation of the Telecommunications Equipment shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, and the Telecommunications Equipment shall be treated for all purposes of the Lease as if the same were Tenant’s property.  The cost of the Telecommunications Equipment and all costs of installing, maintaining and removing the Telecommunications Equipment shall be borne solely by Tenant.  Upon the expiration of the Term or upon

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any earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense and subject to the reasonable direction from Landlord, remove the Telecommunications Equipment, repair any damage caused thereby to the condition existing prior to the installation of the Telecommunications Equipment, reasonable wear and tear excepted.

(t)Confidentiality.  Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly (except to Tenant’s attorneys and accountants which have been informed of the confidentiality provisions of this Lease and further except as Tenant shall be required under applicable laws including requirements of the Securities and Exchange Commission) without Landlord’s prior written consent.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(u)Authority.  Each of Landlord and Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to the other party that it is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that it has full right and authority to execute and deliver this Lease, and that each person signing on behalf of itself is authorized to do so.

(v)Waiver.  LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.  TO THE EXTENT ALLOWED BY LAW, Tenant WAIVES THE BENEFIT OF ANY CONSUMER PROTECTION LAWS.

(w)Tenant Representation.  Tenant is not a person or entity described by Sec. 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (Sept. 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.

(x)Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Complex, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

(y)CC&Rs; Disclosure.   Tenant acknowledges that this Lease is subject to (i) that certain Declaration of Covenants, Conditions and Restrictions for Koll Center Sierra Point, dated October 9, 1984, and recorded on October 17, 1984 as Instrument No. 84112690 in the Official Records of San Mateo County, California (as the same has been and may be amended), and (ii) that certain Declaration of Covenants, Conditions and Environmental Restrictions Relating to Environmental Compliance for Sierra Point, dated October 21, 1998 and recorded on October 23, 1998 as Instrument No. 98-172219 in the Official Records of San Mateo County, California (as the same has been and may be amended) (collectively, the “CC&Rs”).

(z)Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Complex nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined by California Civil Code Section 55.52). Pursuant to California Civil Code Section 1938, Tenant is hereby notified that a CASp can inspect the Premises and determine whether the Premises complies with all of the applicable

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construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy of the Tenant, if requested by Tenant.  Landlord and Tenant shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

[SIGNATURES ON FOLLOWING PAGE]

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This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written.  If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:

MARINA BOULEVARD PROPERTY, LLC,
a Delaware limited liability company

By: /s/ Sean Armstrong____         _                            .

Printed Name: Sean Armstrong

Title: Authorized Signer

By: /s/ Peter Aronson_______                                     .

Printed Name: Peter Aronson

Title: Authorized Signer

Execution Date:  November 3, 2017

TENANT:	SANGAMO THERAPEUTICS, INC., a Delaware corporation By: /s/ Sandy Macrae______ __ . Printed Name: Sandy Macrae Title: President and Chief Executive Officer Execution Date: November 3, 2017

[Signature Page to the Lease]

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EXHIBIT A-1

SITE PLAN DEPICTING PREMISES AND BUILDING

EXHIBIT A-1

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EXHIBIT A-2

SITE PLAN DEPICTING COMPLEX

EXHIBIT A-2

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EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF BRISBANE, IN THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel One:

Parcel A as shown on that certain map entitled “Parcel Map, Lands of Foster Enterprises, a General Partnership” filed for record in the Office of the Recorder of the County of Sank Mateo, State of California on November 6, 2000 in Book 73 of Parcel Maps at page 27.

Excepting all minerals and all mineral rights of every kind and character now known to exist or hereafter discovered, including without limiting the generality of the foregoing, oil and gas and rights thereto, together with the sole, exclusive, and perpetual right to explore for, remove and dispose of said minerals by any means or methods suitable to the grantor, its successors and assigns including lateral or slant drilling, but without entering upon to using the surface of the lands hereby conveyed, and in such manner as not to damage the surface of said lands or any building located thereon or hereafter erected thereon or the substructure of any such building, or to interfere with the use thereof by the grantee, its successors or assigns, as excepted in the following Deeds to Utah Constructing & Mining Co., a Corporation, predecessor in interest to the vestees herein:

A. From Marie Louise Philips, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86272-R, in Book 3670 of Official Records at page 624.

B. From John F. Wilcox, dated August 27, 1959 and recorded September 14, 1959, Instrument no. 86273-R, in Book 3670 of Official Records at page 625.

C. From Marita Clark, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86274-R in Book 3670 of Official Records at page 626.

APN: 007-165-110

Parcel Two:

Parcel B as shown on that certain map entitled “Parcel Map, Lands of Foster Enterprises, a General Partnership” filed for record in the Office of the Recorder of the County of Sank Mateo, State of California on November 6, 2000 in Book 73 of Parcel Maps at page 27.

Excepting all minerals and all mineral rights of every kind and character now known to exist or hereafter discovered, including without limiting the generality of the foregoing, oil and gas and rights thereto, together with the sole, exclusive, and perpetual right to explore for, remove and dispose of said minerals by any means or methods suitable to the grantor, its successors and assigns including lateral or slant drilling, but without entering upon or using the surface of the lands hereby conveyed, and in such manner as not to damage the surface of said lands or any building located thereon or hereafter erected thereon or the substructure of any such building, or to interfere with the use thereof by the grantee, its successors or assigns, as excepted in the following Deeds to Utah Constructing & Mining Co., a Corporation, predecessor in interest to the vestees herein:

A. From Marie Louise Philips, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86272-R, in Book 3670 of Official Records at page 624.

B. From John F. Wilcox, dated August 27, 1959 and recorded September 14, 1959, Instrument no. 86273-R, in Book 3670 of Official Records at page 625.

EXHIBIT B-1

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C. From Marita Clark, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86274-R in Book 3670 of Official Records at page 626.

APN: 007-165-120

APN: 007-165-110, 007-165-120

EXHIBIT B-2

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EXHIBIT C

ADDITIONAL RENT, TAXES, AND INSURANCE

1.Additional Rent.  Tenant shall pay to Landlord all costs (100%) of Common Area Maintenance Costs, Taxes, and Insurance for the Building, and Tenant’s Proportionate Share of the annual Common Area Maintenance Costs (defined below) in the Complex (“Additional Rent”).  The estimated projected monthly Additional Rent for 2017 is $0.85 per rentable square feet, it being agreed and acknowledged by Tenant that this is only an estimate of the projected Additional Rent for the Complex, is not binding on Landlord and that the actual Additional Rent may be in excess of such estimate.  Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term and provide such estimate to Tenant.  During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Common Area Maintenance Costs are available for each calendar year.

2.Common Area Maintenance Costs.  The term “Common Area Maintenance Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project or Complex, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs:  (a) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance, repair or security of the Project or Complex, as applicable (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project or Complex, as applicable; (c) costs for improvements made to the Project or Complex, as applicable which, although capital in nature, all as amortized over the Useful Life of such capital improvement item at an interest rate equal to the “prime rate” as announced from time to time by Bank of America, N.A., plus one percent (1%) per annum are (i) expected to reduce the normal Common Area Maintenance Costs (including all utility costs) of the Project or Complex, taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any applicable Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants; (d) cost of all utilities used in the Common Areas; (e) repairs, replacements, and general maintenance of the Project or Complex, including common area maintenance fees charged by an owner’s association and reasonable market-rate property management fees charged by Owner’s property manager or by Owner, as applicable (which management fee shall not exceed three percent (3%) of gross revenues generated by the Project or Complex); (f) fair market rental for a commercially reasonable amount of space with respect to the management office for the Building or Complex, if any; (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project or Complex, as applicable, including the Common Areas; and (h) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument now or hereafter affecting the Complex, including, without limitation, the Declaration of Covenants, Conditions and Restrictions for Koll Center Sierra Point, dated October 9, 1984, and recorded

EXHIBIT C-1

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on October 17, 1984 as Instrument No. 84112690 in the Official Records of San Mateo County, California (as the same has been and may be amended), and the Declaration of Covenants, Conditions and Environmental Restrictions Relating to Environmental Compliance for Sierra Point, dated October 21, 1998 and recorded on October 23, 1998 as Instrument No. 98-172219 in the Official Records of San Mateo County, California (as the same has been and may be amended).   If the Building is part of a Complex, Common Area Maintenance Costs may be prorated among the Project and the other buildings of the Complex, as reasonably and equitably determined by Landlord.

Common Area Maintenance Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord including principal, fees and penalties; (3) depreciation; (4) leasing commissions; (5) legal expenses; (6) renovating or otherwise improving space for leased premises of the Project or Complex, as applicable or vacant space in the Project or Complex, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) any net income, franchise, capital stock, estate or inheritance taxes, federal income taxes imposed on or measured by the income of Landlord from the operation of the Project or Complex, as applicable or taxes that are the personal obligation of Tenant or of another tenant of the Project or Complex, as applicable; (9) capital improvements made to the Project or Complex, as applicable, other than capital improvements described in Section 2 of this Exhibit and except for items which are generally considered maintenance and repair items, such as painting of Common Areas, and the like; (10) expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing) and the cost of correcting defects in the construction of the Building or in the Building’s Systems; (11) salaries of officers and executives of Landlord; (12) the cost of any work or service performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant); (13) all costs of cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Substances in, on or under the Project and/or the Complex, as applicable, the extent such Hazardous Substances are (x) in existence as of the Delivery Date and in violation of applicable Laws, or (y) introduced onto the Project and/or the Complex, as applicable, after the Delivery Date by Landlord or any of Landlord’s agents, employees, contractors or tenants or other third parties not related to Tenant in violation of applicable Laws; (14) the cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant’s occupancy; (15) any advertising expenses; (16) any costs included in Common Area Maintenance Costs representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (17) interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant’s failure to timely pay its portion of such amounts or as a result of Landlord’s contesting such amounts in good faith; (18) costs related to the existence and maintenance of Landlord as a legal entity including professional fees, except to the extent attributable to the operation and management of the Project or Complex, as applicable; (19) the cost of any work or service performed for any tenant (including Tenant) at such tenant’s cost; (20) costs incurred to remedy violations of applicable Laws in the Common Areas or Premises to the extent such violations existed prior to the Delivery Date; (21) costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; (22) costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof (it being the intent of the parties hereto that Tenant’s obligation to pay Taxes shall be covered by the terms and conditions hereinafter set forth in Section 3 of this Exhibit C and that Taxes shall include all taxes, assessments and governmental charges in connection with Proposition 13, as hereinafter defined in Section 3 of this Exhibit C); (23) costs expressly excluded from Common Area Maintenance Costs elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease; (23) any cost incurred in connection with Cell Tower Equipment (including, without limitation, installation of meters and utilities used by Cell Tower Equipment); and (25) any item that, if included in Common Area Maintenance Costs, would involve a double collection for such item by Landlord.

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3.Taxes.  Tenant shall pay all Taxes for the Building, and Tenant’s Proportionate Share of Taxes for the Complex for each year and partial year falling within the Term.  Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs.  “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Common Area Maintenance Costs) now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof).  Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project.  Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Building’s or Complex’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for purposes of this Lease.  FOR PROPERTY TAX PURPOSES, TO THE EXTENT ALLOWED BY LAW, TENANT WAIVES ALL RIGHTS TO PROTEST OR APPEAL THE APPRAISED VALUE OF THE PREMISES, AS WELL AS THE PROJECT AND COMPLEX, AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISEMENT.  Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Taxes for the Complex by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources, capital stock, franchise and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (a) said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, including the Tenant Improvements, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; (b) said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Complex used by Tenant in connection with this Lease; or (c) said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.Insurance.  Tenant shall pay all Insurance for the Building, and Tenant’s Proportionate Share of Insurance for the Complex for each year and partial year falling within the Term.  Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs.  “Insurance” shall mean property, liability and

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other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates, provided that such insurance deductibles or premiums shall not be in excess of that incurred by comparable landlords for comparable buildings in the Project’s market area.

5.Common Area Maintenance, Tax and Insurance Statement.  By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Common Area Maintenance Costs, Taxes, and Insurance for the Building and the Complex for the previous year, adjusted as provided in Section 6 of this Exhibit (the “Common Area Maintenance, Tax and Insurance Statement”).  If Tenant’s estimated payments of Common Area Maintenance or Taxes or Insurance for the Building and the Complex under this Exhibit C for the year covered by the Common Area Maintenance Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Common Area Maintenance, Taxes and Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.

6.Gross-Up.  With respect to any calendar year or partial calendar year in which the Complex is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the portion of Common Area Maintenance Costs for the Complex for such period which vary by occupancy shall, for the purposes hereof, be increased to the amount which would have been incurred had the Complex been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

7.Tenant’s Audit Right.  Upon Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of the Common Area Maintenance, Tax and Insurance Statement, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Common Area Maintenance Costs, Taxes and Insurance as Tenant may reasonably request.  Landlord shall provide said information to Tenant within thirty (30) days after Tenant’s written request therefor.  Within ninety (90) days after receipt of the Common Area Maintenance, Tax and Insurance Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Common Area Maintenance, Tax and Insurance Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm which has previous experience in reviewing financial operating records of landlords of comparable buildings, (B) shall not have provided primary accounting and/or lease administration services to Tenant in the past three (3) years, and (C) is not working on a contingency fee basis) designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Common Area Maintenance, Tax and Insurance Statement at Landlord’s corporate offices, provided that Tenant is not in default under the Lease (subject to the applicable notice and cure periods).  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to abide by Landlord’s reasonable rules and procedures regarding such inspection, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Such inspection shall be completed in a timely manner but no later than thirty (30) days after the date Tenant’s accountant commences such inspection.  Any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant within such thirty (30) day period.  Tenant’s failure to dispute the amount of Additional Rent set forth in any Common Area Maintenance, Tax and Insurance Statement within the Review Period shall be deemed to be Tenant’s approval of such statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such statement.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount may be made, at Tenant’s option and expense, by an independent certified public accountant who (x) is a member of a nationally or regionally recognized accounting firm which has previous experience in reviewing financial operating records of landlords of comparable buildings, (y) is not working

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on a contingency fee basis and (z) shall be mutually selected by Landlord and Tenant (the “Accountant”); provided that if such determination by the Accountant proves that Additional Rent for the applicable Expense Year were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord.  In addition, if such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge.  If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge.  Tenant agrees that this Section 7 shall be the sole method to be used by Tenant to dispute the amount of any Common Area Maintenance Costs, Taxes and Insurance payable or not payable by Tenant pursuant to the terms of the Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

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EXHIBIT D

TENANT WORK LETTER

This Work Letter (this “Work Letter”) shall set forth the terms and conditions relating to the construction of Tenant Improvements (as defined hereinafter) on the Premises.  All references in this Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit D.

section 1

BASE, SHELL AND CORE

Tenant hereby accepts the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), in its current “AS IS” condition (except as otherwise expressly set forth in this Lease) existing as of the date of the Lease and the Commencement Date.  Except for the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, the Roof Allowance and the HVAC Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Complex except as otherwise expressly set forth in the Lease.

section 2

TENANT IMPROVEMENTS

2.1Tenant Improvement Allowance.  Tenant shall be entitled to a one time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding Sixty Dollars ($60.00) per rentable square foot of the Premises (i.e., up to Five Million Two Hundred Sixty-One Thousand Seven Hundred Dollars ($5,261,700.00), for the costs relating to the initial design and construction of Tenant’s Improvements (as hereinafter defined) which will be permanently affixed to the Premises.  The “Tenant Improvements” shall mean the scope of such work as set forth in the Approved Working Drawings (as defined in Section 3.4 below); provided, however, that Landlord shall have no obligation to disburse (a) all or any portion of the Tenant Improvement Allowance (or the Additional Tenant Improvement Allowance, as such term is defined below) to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is nine (9) months after the Commencement Date, or (b) all or any portion of the HVAC Allowance or the Roof Allowance (as such terms are defined below) to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2.3 below prior to that date which is nine (9) months after the Commencement Date.  In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, the Roof Allowance and the HVAC Allowance.  Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance (or the Additional Tenant Improvement Allowance) which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).

2.1.1Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with an escrow company (“Escrowee”) mutually selected by Landlord and Tenant an amount equal to One Hundred Dollars ($100.00) per rentable square foot of the Premises (i.e., Eight Million Seven Hundred Sixty-Nine Thousand Five Hundred Dollars ($8,769,500.00) (“Tenant Contribution”) toward the cost of the Tenant Improvements Allowance Items (as hereinafter defined).  Tenant must fulfill the terms and conditions of an “Escrow Agreement” to be entered into by and among Landlord, Tenant and Escrowee in order to

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receive any disbursements of the Tenant Contribution which shall be made pursuant to the Escrow Agreement.  The form of the Escrow Agreement is attached hereto as Exhibit N and made a part hereof.

Following (i) disbursement of the full amount of the Tenant Improvement Allowance pursuant to the terms set forth in Section 2.2 below, and (ii) the disbursement of the Tenant Contribution pursuant to the terms of the Escrow Agreement, and provided that Tenant is faithfully complying with all terms of the Lease, Tenant may, upon written notice to Landlord, elect to amortize an additional tenant improvement allowance in the amount up to, but not exceeding, Eighty-Five Dollars ($85.00) per rentable square foot of the Premises (i.e., up to Seven Million Four Hundred Fifty-Four Thousand and Seventy-Five Dollars ($7,454,075)) for additional costs of the Tenant Improvements (the “Additional Tenant Improvement Allowance”), as additional Base Rent to be paid by Tenant to Landlord, which shall be amortized on a straight-line basis over the initial Term of the Lease, together with interest at a rate of eight percent (8%) per annum, and which shall be paid by Tenant to Landlord concurrently with monthly Base Rent as set forth in Section 4(a) of the Lease. Disbursement of the Additional Tenant Improvement Allowance shall be pursuant to the procedures set forth in Section 2.2 below and subject to all other terms of this Tenant Work Letter.  Landlord shall send to Tenant a confirmation of the amount of Additional Tenant Improvement Allowance elected to be used by Tenant and the modified Base Rent schedule as a result thereof, which confirmation Tenant shall acknowledge by executing a copy of the confirmation and returning it to Landlord.  If Landlord fails to sign and return the confirmation to Landlord within ten (10) days of receipt thereof from Landlord, the confirmation as sent by Landlord shall be deemed to have correctly set forth the modified Base Rent schedule.  Failure of Landlord to send such confirmation shall have no effect on the modified Base Rent schedule.

2.1.2In addition to the Tenant Improvement Allowance, Tenant shall be entitled to a one-time HVAC allowance (the “HVAC Allowance”) in the amount of up to, but not exceeding $1,005,095.00, for the costs exclusively relating to Tenant’s purchase and installation of HVAC equipment within the Premises (“HVAC Work”).  Disbursement of the HVAC Allowance shall be pursuant to the procedures set forth in Section 2.2.3 below and subject to all other terms of this Tenant Work Letter.  Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the HVAC Allowance.

2.1.3In addition to the foregoing, Tenant shall be entitled to a one-time roof allowance (the “Roof Allowance”) in the amount of $250,000.00 for the costs exclusively relating to Tenant’s repair of the roof of the Building (“Roof Work”).  Disbursement of the Roof Allowance shall be pursuant to the procedures set forth in Section 2.2.3 below and subject to all other terms of this Tenant Work Letter.  Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Roof Allowance.

2.2Disbursement of the Tenant Improvement Allowance.

2.2.1Tenant Improvement Allowance Items.  Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1payment of the fees of the “Architect” and the “Engineers”, as those terms are defined in Section 3.1 of this Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings”, as that term is defined in Section 3.1 of this Work Letter;

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2.2.1.2the payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3the cost of construction of the Tenant Improvements, including, without limitation, costs and expense for labor, material, equipment and fixtures, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, any other services provided by third parties unaffiliated with Tenant in connection with the construction, and the costs of after-hours freight elevator usage (provided that there will be no extra charge for after-hours freight elevator usage);

2.2.1.4the cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws;

2.2.1.6sales and use taxes and Title 24 fees;

2.2.1.7the “Coordination Fee”, as that term is defined in Section 4.2.2.2 of this Work Letter; and

2.2.1.8all other costs to be expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2Disbursement of Tenant Improvement Allowance.  Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1Monthly Disbursements.  On or before the last day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the “Contractor”, as that term is defined in Section 4.1 below, approved by Tenant, in a reasonable form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Final Costs Statement”, as that term is defined in Section 4.2.1 below; (ii) invoices from all of “Tenant’s Agents”, as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8122 et seq.; and (iv) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the last day of the following calendar month, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non‑compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below.  Landlord’s

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payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2Final Retention.  Subject to the provisions of this Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant promptly following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 and any successor statutes, and (ii) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building.

2.2.2.3Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.2.3Disbursement of HVAC Allowance and Roof Allowance.  Landlord shall make monthly disbursements of the HVAC Allowance for the HVAC Work and Roof Allowance for the Roof Work and shall authorize the release of monies for the benefit of Tenant as follows:  On or before the last day of each calendar month during the HVAC Work and/or the Roof Work, as applicable, Tenant shall deliver to Landlord:  (i) invoices from contractors or subcontractors retained by Tenant in connection with the HVAC Work or the Roof Work; (ii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8122 et seq.; and (iii) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the last day of the following calendar month, Landlord shall deliver a check to Tenant made payable to Tenant in the amounts so requested by Tenant above, less the Final Retention, which Final Retention shall be paid by Landlord to Tenant following the completion of the HVAC Work and the Roof Work provided that (x) Tenant delivers to Landlord properly executed mechanics’ lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or 8138 and any successor statutes, and (y) Landlord has reasonably determined that no substandard work exists which adversely affects the Building’s Structure or the Building’s Systems.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

section 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings.  Tenant shall retain the architect/space planner (the “Architect”) approved by Landlord, which approval shall not be unreasonably withheld and shall be granted or denied within three (3) Business Days upon request, to prepare the Construction Drawings.  Landlord’s failure to respond within such three (3) Business Day period shall be deemed approval by Landlord.  Tenant shall retain the engineering consultants (the “Engineers”) approved by Landlord, which approval shall not be unreasonably withheld and shall be granted or denied within three (3) Business Days upon request, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises.  Landlord’s failure to respond within such three (3) Business Day period shall be deemed approval by Landlord.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”.  All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval

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within five (5) Business Days after delivery to Landlord.  In the event Landlord fails to respond within such five (5) Business Day period, Tenant shall send a reminder notice to Landlord and Landlord’s failure to respond to the reminder notice within two (2) Business Days after receipt thereof shall be deemed approval by Landlord.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2Final Space Plan.  Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced.  The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall reasonably advise Tenant within five (5) Business Days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect and the manner in which the Final Space Plan is unsatisfactory or incomplete.  If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord.  In the event Landlord fails to respond within such five (5) Business Day period, Tenant shall send a reminder notice to Landlord and Landlord’s failure to respond to the reminder notice within two (2) Business Days after receipt thereof shall be deemed approval by Landlord.

3.3Final Working Drawings.  After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall reasonably advise Tenant within five (5) Business Days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect and the manner in which the Final Working Drawings is unsatisfactory or incomplete.  If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.  In the event Landlord fails to respond within such five (5) Business Day period, Tenant shall send a reminder notice to Landlord and Landlord’s failure to respond to the reminder notice within two (2) Business Days after receipt thereof shall be deemed approval by Landlord.

3.4Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord in accordance with Section 3.3 above (the “Approved Working Drawings”) prior to the commencement of construction of the Tenant Improvements by Tenant.  After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Tenant Improvements and that obtaining the same shall be Tenant’s responsibility; provided, however, that

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Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would result in an Over Allowance Amount (as defined below), and Tenant does not agree in writing to pay such Over Allowance Amount.

3.5Changes to the Approved Working Drawings.  Any changes to the Approved Working Drawings (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Section 3.5 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

3.5.1Change Request.  Either Landlord or Tenant may request Changes after Landlord approves the Final Working Drawings by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes and any modification of the Approved Working Drawings, as applicable, necessitated by the Change.  If the nature of a Change requires revisions to the Approved Working Drawings, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change.  Change Requests shall be signed by the requesting party’s representative as set forth in Sections 5.1 and 5.2 herein.  Landlord shall only request a Change if it reasonably believes that such Change is necessary to comply with applicable Laws or to prevent a material adverse impact on the Building’s Systems; provided, however, that Landlord shall not be responsible for the cost and expense of such revision and/or any increase in the cost of the Tenant Improvements as a result of such Change.

3.5.2Approval of Changes.  All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The non-requesting party shall have three (3) Business Days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request.  If the non-requesting party fails to respond within such three (3) Business Day period, the requesting party shall send a reminder notice and the non-requesting party’s failure to respond to the reminder notice within two (2) Business Days after receipt thereof shall be deemed approval by the non-requesting party.

section 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1The Contractor.  A general contractor shall be retained by Tenant to construct the Tenant Improvements.  Such general contractor (“Contractor”) shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld and shall be granted or denied within three (3) Business Days upon request.  Landlord’s failure to respond within such three (3) Business Day period shall be deemed approval by Landlord.

4.1.2Tenant’s Agents.  A list of all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be provided to the Landlord, which Tenant’s Agents shall all be licensed, in good standing and have a first-class reputation in their respective area of expertise.  In any

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event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air conditioning work in the Premises.  Tenant’s Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

4.2Construction of Tenant Improvements by Tenant’s Agents.

4.2.1Cost Budget.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the construction contract with the Contractor, if any (the “Final Costs”).  Tenant shall be responsible for all the Final Costs, and Tenant shall pay all such costs directly to the Contractor or other party requesting payment as and when due, provided that nothing contained in this sentence shall be construed to waive Tenant’s right to receive the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, the HVAC Allowance or the Roof Allowance.  In addition, to the extent the Final Costs exceed the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance (“Over Allowance Amount”), Tenant shall pay, concurrently with each disbursement by Landlord pursuant to Section 2.2.2, a pari passu portion of the Tenant Improvement costs subject to such request, equal to the ratio obtained by dividing the Over Allowance Amount by the Final Costs (“Pro Rata Share”), multiplied by portion of the Tenant Improvement costs subject to such request. For purposes of illustration only, if the Final Costs are $500,000, the total allowance payable by Landlord (i.e., the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance) is $250,000, and the applicable bills and invoices submitted to Landlord for a disbursement pursuant to Section 2.2.2 is $100,000, Landlord would disburse $50,000 ($250,000/$500,000 x $100,000), and Tenant would pay the remaining $50,000.  In the event that, after the Final Costs have been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs shall, to the extent they exceed the remaining balance of the Tenant Improvement Allowance, be paid by Tenant to Landlord in the same method as the payment by Tenant of the Over-Allowance Amount set forth herein.

4.2.2Tenant’s Agents.

4.2.2.1Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) Business Days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall use commercially reasonable efforts to adhere to such corrected schedule; and (iii) Tenant shall abide by all reasonable rules made and provided to Tenant in writing by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators (provided that such rules shall not include additional charge for the use of freight, loading dock and service elevators or storage of materials), storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2Coordination Fee.  Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) one percent (1%), and (ii) the

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sum of the Tenant Improvement Allowance, the Over Allowance Amount, as such amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.  In addition to the Coordination Fee and other amounts payable by Tenant hereunder, Tenant shall reimburse Landlord for reasonable amounts paid by Landlord in connection with the review of Tenant’s plans and drawings as referenced in Section 3 above, which amounts shall be charged against the Tenant Improvement Allowance.

4.2.2.3Indemnity.  Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non‑payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of  any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify Landlord from or against liability caused by Landlord’s negligence or willful misconduct.

4.2.2.4Insurance Requirements.

4.2.2.4.1General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, and such other coverages as are required in Exhibit I to the Lease, all with limits, in form and with companies as are required to be carried under Exhibit I to  the Lease.

4.2.2.4.2Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds all Landlord Parties (as defined in the Lease).  All insurance maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the Landlord Parties and that any other insurance maintained by Landlord Parties is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Work Letter.

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4.2.3Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi‑governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements during normal business hours upon reasonable advance notice, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, and Tenant fails to commence to remedy the same within thirty (30) days after Landlord’s written notice thereof or fails to diligently execute to completion, Landlord may, take such action as Landlord deems reasonably necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.

4.2.5Meetings.  Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at the Premises (unless otherwise notified by Tenant to Landlord in writing), and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s reasonable request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.3Notice of Completion; Copy of “As Built” Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record set” of as built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

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4.4Coordination by Tenant’s Agents with Landlord.  Upon Tenant’s delivery of the Final Costs Statement to Landlord under Section 4.2.1 of this Work Letter, Tenant shall furnish Landlord with a schedule (the “Schedule”) setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.  Such Schedule is subject to adjustment, and Tenant shall notify Landlord in writing of any adjustment thereto.

section 5

MISCELLANEOUS

5.1Tenant’s Representative.  Tenant will designate its representative within five (5) days after the execution of this Lease who will be its sole representative with respect to the matters set forth in this Work Letter and shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2Landlord’s Representative.  Landlord has designated Cameron Bassett as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant of this Work Letter or the Lease has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease  (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord).  In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to an Event of Default by Tenant as described in Section 17 of the Lease or under this Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all reasonable costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. For purposes of this Section 5, “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.

5.5Landlord Caused Delays.  The Commencement Date shall be extended on a day-to-day basis by the number of days of actual delay of the Substantial Completion of the Tenant Improvements in the Premises caused by a Landlord Caused Delay, as that term is defined below, but only to the extent such

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Landlord Caused Delay actually causes the Substantial Completion of the Tenant Improvements to occur after December 1, 2018.  As used in this Work Letter, “Landlord Caused Delay” shall mean delays to the extent resulting from the acts or omissions of Landlord, its agents, employees or contractors, including, but not limited to: (i) failure of Landlord to timely approve or disapprove any Construction Drawings or any other matter that requires Landlord’s approval within the time periods set forth in this Work Letter; (ii) material and unreasonable interference by Landlord, its agents, employees or contractors with construction of the Tenant Improvements, including, without limitation, interference relating to access by Tenant, or Tenant’s Agents to the Building or service; or (iii) delays due to the acts or failures to act of Landlord with respect to the payment of the Tenant Improvement Allowance, Additional Tenant Improvement Allowance and/or HVAC Allowance (except as otherwise allowed under this Work Letter).

No Landlord Caused Delay shall be deemed to have occurred unless and until Tenant has provided written notice to Landlord specifying the action or inaction that Tenant contends constitutes a Landlord Caused Delay.  If such action or inaction is not cured within one (1) Business Day after receipt of such notice, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days the design and construction of the Tenant Improvements was in fact delayed as a direct result of such action or inaction.

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking area associated therewith, and the appurtenances thereto:

1.Sidewalks, main doorways, stairways, and other similar areas shall not be obstructed by Tenant or used by Tenant for purposes other than ingress and egress to and from the Premises.

2.Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any exterior windows or doors or other part of the Building without the prior written consent of Landlord.

4.In connection with the movement in or out of the Building of furniture, fixtures or equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials, Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement.

5.Landlord may prescribe reasonable weight limitations and reasonably determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require.  All damages to the Building caused by Tenant’s installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of Tenant.

6.No birds or animals (other than seeing-eye dogs or service animals) shall be brought into or kept in, on or about any tenant’s leased premises.  No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

7.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

8.Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

9.All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicles may be stored in the parking areas.  No vehicle shall be parked as a “billboard” vehicle in the parking lot.  Any vehicle parked improperly may be towed away.  Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.  Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot”.

10.Tenant shall not permit its employees, invitees or guests to smoke in the Premises, nor shall any tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking.  Landlord may, but shall not be required to, designate an area for smoking outside the Building.

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11.Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

12.Tenant shall not advertise for temporary laborers giving the Premises or the Project as an address, nor pay such laborers at a location in the Premises or the Project.

13.Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.  Tenant shall not park trailers and other oversized vehicles in streets or other public areas in the Complex.

14.Tenant shall not utilize the Premises or Project for outside storage except with the written consent of Landlord.  The prohibition against outside storage includes, but is not limited to, equipment, materials, vehicles, campers, trailers, boats, barrels, pallets, and trash (other than in containers provided by commercial trash collectors which are picked up on a regularly scheduled basis).

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EXHIBIT F

CONFIRMATION OF COMMENCEMENT DATE

______________ ___, 20__

Re:Lease Agreement (the “Lease”) dated November 3, 2017, between MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and SANGAMO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.Condition of Premises.  Tenant has accepted the Premises pursuant to the Lease.  Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.Commencement Date.  The Commencement Date of the Lease is ______________ ___, 20__.

3.Expiration Date. The Term is scheduled to expire on the last day of the [*______________ (___)*] full calendar month of the Term, which date is ______________, 20__.

4.Contact Person.  Tenant’s contact person in the Premises is:

Attention: _________________

Telephone: ________________

Telecopy: _________________

5.Base Rent.  Base Rent shall be payable monthly in advance in accordance with the following schedule:

Lease Month	Annual Base Rent	Monthly Base Rent	Monthly Rental Rate Per RSF
1 – 12*	$	$	$
13 – 24*	$	$	$
25 – 36	$	$	$
37 – 48	$	$	$
49 – 60	$	$	$
61 – 72	$	$	$
73 – 84	$	$	$
85 – 96	$	$	$
97 – 108	$	$	$
109 – 120	$	$	$
121 – 132	$	$	$

6.Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and

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effect, and (b) to Tenant’s knowledge, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

7.Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail.  This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely, MARINA LANDING PROPERTY, LLC, a Delaware limited liability company By: Printed Name: Title: By: Printed Name: Title: Execution Date:, 2017
Agreed and accepted: TENANT: SANGAMO THERAPEUTICS, INC., a Delaware corporation By: Printed Name: Title: Execution Date:, 2017

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EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between ___________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1.The Lease consists of the original Lease Agreement dated as of ___________, 20___ between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): _________________________________________________ ___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises.  All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.The Term commenced on __________________, 20__, and the Term expires, excluding any renewal options, on _____________________, 20__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”): ________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

5.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________.  The current monthly installment of Base Rent is $___________________.

6.To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.As of the date hereof, to the undersigned’s knowledge, there are no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

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9.If Tenant is a corporation, partnership or other business entity, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and each person signing on behalf of Tenant is authorized to do so.

10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.Other than as permitted by the Lease and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12.All reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full except for ___________________________.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ________________________, 20__.

TENANT: a By: Name: Title:

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EXHIBIT H

RENEWAL OPTION

If Tenant has not committed a default (which is not cured by the time Tenant exercises its option to renew), and Tenant is occupying the entire Premises at the time of such election (provided that Tenant shall be deemed to occupy the entire Premises even if a portion of the Premises is occupied by a Permitted Transferee), Tenant may renew this Lease for two (2) additional period(s) of five (5) years each, by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than nine (9) months before the expiration of the then-current Term (“Tenant’s Election Notice”).  Any extension of the Term shall be on all the same terms and conditions as this Lease, except as expressly set forth herein. The Base Rent payable for each month during such extended Term shall be equal to ninety percent (90%) of the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Complex and in comparable buildings with comparable life science tenant(s) and comparable build-out (containing the systems and improvements present in the Premises including similar concentration of lab space) located within North San Mateo County, California, of equivalent quality, size, utility, age, level of finish, proximity to amenities and public transit, and location, with the length of the extended Term, any concessions offered to new tenants, (such as free rent, tenant improvement allowances and moving allowances), whether or not there will be a charge for parking, and the credit standing of Tenant to be taken into account (such factors, the “Relevant Factors”).  Within fifteen (15) days after receipt of Tenant’s Election Notice, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any.  Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate.  If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)Base Rent and the annual increase shall be adjusted to the Prevailing Rental Rate;

(b)Tenant shall have no further renewal option after exercising the second renewal option unless expressly granted by Landlord in writing; and

(c)Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If by the date thirty (30) days following delivery of Tenant’s Election Notice, Landlord and Tenant have not agreed in writing as to the amount of the Base Rent, the parties shall determine the projected Prevailing Rental Rate in accordance with the following procedure (which procedure is herein referred to as the “Three-Appraiser Method”).  Landlord and Tenant shall each appoint one (1) real estate appraiser, and the two (2) so appointed shall select a third.  Said real estate appraisers shall each be licensed in the state in which the Premises is located, specializing in the field of commercial real estate in North San Mateo County, California, having no less than ten (10) years’ experience in such field, unaffiliated with either Landlord or Tenant and recognized as ethical and reputable within their field.  Landlord and Tenant agree to make their appointments promptly within ten (10) days after expiration of the thirty (30) day negotiation period, or sooner if mutually agreed upon.  The two (2) appraisers selected by Landlord and Tenant shall promptly select a third appraiser within fifteen (15) days after they both have been appointed, and each appraiser, within fifteen (15) days after the third appraiser is selected, shall submit his or her determination of the then projected Prevailing Rental Rate after taking into account all the Relevant Factors.  Such third appraiser shall choose one of the two (2) Prevailing Rental Rates submitted by the parties which most closely represents the projected prevailing market rate after taking into account all the Relevant Factors.

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Such Prevailing Rental Rate chosen by the appraiser shall be final and binding upon the parties.  If either Landlord or Tenant fails to appoint an appraiser within the time period specified in this paragraph, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant.  Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third appraiser.

Parties shall confirm the parties’ acceptance of the determination of the Prevailing Rental Rate by executing an amendment to this Lease memorializing the same within ten (10) days of such determination (herein the “Extension Amendment”).  Failure to execute and deliver the Extension Amendment within such 10-day period shall not affect the enforceability of the extension exercised by Tenant.

Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law or in equity, the right to extend the Term of this Lease hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant exercises its extension right or on the scheduled commencement date for the applicable option term, Tenant is in default under this Lease beyond any applicable notice and cure period.  Further, Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises to any party other than a Permitted Transferee, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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EXHIBIT I

CONTRACTOR INSURANCE REQUIREMENTS

I-1.The following defined terms apply for purposes of this Exhibit. Other capitalized terms used but not defined in this Exhibit will have the meanings given to such terms in the Lease to which this Exhibit is attached. “Work” means the applicable work to be performed at the Premises, and to which the requirements of this Exhibit relate pursuant to the Lease. “Contractor” means Tenant’s general contractor with respect to the Work. “Subcontractors” means any person retained by the Contractor as an independent contractor to provide labor, materials, equipment, or services necessary to complete a specific portion of the Work, and their sub-subcontractors of every tier. “Landlord Parties” means Landlord; Landlord’s property manager with respect to the Premises; Landlord’s Mortgagee; other entities or individuals Landlord may designate from time to time to be included as additional insureds (e.g., by requiring that they be listed as additional insureds on certificates of insurance); the successors and assigns, and direct and indirect affiliates, of each of the foregoing; and, with respect to each of the foregoing, its shareholders, trustees, beneficiaries, managers, officers, directors, employees, and agents.

I-2.Tenant shall require its Contractor to maintain insurance that satisfies the following requirements (except Landlord may reasonably adjust the minimum limits provided herein from time to time time):

(a)

Commercial general liability insurance on the current ISO CG 00 01 form or an equivalent occurrence form that (i) has limits of not less than the greater of (A) $1,000,000 each occurrence, $1,000,000 personal and advertising injury, $2,000,000 general aggregate (per-project), and $2,000,000 products-completed operations aggregate and (B) the limits the Contractor actually carries, and (ii) includes the Landlord Parties as additional insureds on a primary and noncontributing basis, providing them with coverage at least as broad as that given to the named insured. The Contractor shall maintain its products-completed operations coverage for at least five years after completion of the Work, and shall include the Landlord Parties as additional insureds on a primary and non-contributing basis during this period.

(b)	Business auto insurance covering any auto (including owned, hired, and non-owned autos), with a limit of not less than $1,000,000 each accident.
(c)

Workers compensation and employers liability insurance for all persons that perform Work for the Contractor. The workers compensation insurance must fulfill applicable statutory requirements. The employers liability insurance must have limits of not less than $1,000,000 each accident, $1,000,000 each employee, and $1,000,000 policy limit.

(d)

Commercial excess or umbrella liability insurance on a “follow form” basis, with a limit of not less than $10,000,000 each occurrence and annual aggregate. This insurance must provide that aggregate limits of liability apply separately with respect to the Work. Notwithstanding the specified minimum limits in this Section I-2 for primary commercial general liability, business auto, and employers liability insurance and the separate specified minimum limit for commercial excess or umbrella liability insurance, in each case this Section I-2 is to be construed as requiring only the combined primary and excess/umbrella minimum limit and that combined minimum limit may be achieved with any combination of primary and excess or umbrella insurance.

(e)	Professional liability insurance, if the Work includes any professional services (including any design-build component of the Work), with limits of not less than $1,000,000 each claim and

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$1,000,000 annual aggregate. If the Contractor performs the professional services, then it shall carry this insurance; if a Subcontractor performs the services, then Contractor shall require the Subcontractor to carry this insurance.

(f)

Property insurance for job trailers, machinery, tools, equipment, property of a similar nature owned or leased by the Contractor or Subcontractors and not destined to become a part of the completed construction, and the Contractor must waive, and require its Subcontractors (including lessors of equipment) to waive, all claims against the Landlord Parties for loss or damage to these items, regardless of the cause.

I-3.Tenant shall require the Contractor to waive all rights against the Landlord Parties to the extent any damage is covered by insurance maintained by the Contractor, or is attributable to any deductible or self-insured retention relating to insurance maintained by the Contractor, and shall ensure that its policies permit this waiver of subrogation by endorsement or otherwise.

I-4.Tenant shall require the Contractor, by written agreement, to require its Subcontractors to maintain the insurance and make the waivers required of the Contractor in this Exhibit, except that with respect to Subcontractors’ insurance Tenant may permit its Contractor, with Landlord’s consent, to reduce or waive the commercial excess or umbrella liability insurance requirement in circumstances where such reduction or waiver for that Subcontractor (given its scope of Work) is commercially reasonable and customary. Tenant shall require the Contractor to obtain certificates of insurance from its Subcontractors evidencing the insurance required under this Exhibit.

I-5.All insurance policies required under this Exhibit must be issued by reputable, financially sound companies that have an A.M. Best rating of A- VIII or better. Before commencement of the Work, Tenant shall require the Contractor to provide to Landlord a certificate of insurance evidencing the required insurance and, if requested, the Contractor’s additional insured endorsement. Tenant shall require the Contractor to provide an updated certificate of insurance before the expiration of the term of any required coverage, and otherwise upon request. Tenant shall require all policies of insurance required under this Exhibit to contain a provision that the company writing said policy will give Landlord 30’ days’ prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. Tenant shall require the Contractor to provide copies of policies required under this Exhibit if requested.

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EXHIBIT J

ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use of hazardous substances on the Premises.  Tenant should answer the questions as they relate to proposed operations on the Premises and should update any information previously submitted.  If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

1.GENERAL INFORMATION

Name of Responding Company:  ___________________________________________________  ________________________________________________________

Check the Applicable Status:

Prospective Tenant ____	Existing Tenant _____

Mailing Address:  __________________________________________________

Contact Person and Title:  ___________________________________________

Telephone Number:  (___) ___________

Address of Premises: ________________________________________

Length of Lease Term: _____ years with ____  ____ year extension options

Described the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted.

2.STORAGE OF HAZARDOUS MATERIALS

2.1	Will any hazardous materials be used or stored on-site?

WastesYes  ____No  ____

Chemical ProductsYes  ____No  ____

2.2	Attach the list of any hazardous materials to be used or stored, the quantities that will be on-site at any time, and the location and method of storage (e.g., 55 gallon drums on concrete pad).

3.STORAGE TANKS & SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, or other hazardous substances in tanks or sumps proposed or currently conducted on the Premises?

Yes  ____No  ____

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank.  Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes  ____No ____

If so, attach the results.

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3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes  ____No ____

Is so, describe.

3.4	Were any regulatory agencies required to be notified of the spill or leak and did such required notification occur?

Yes  ____No  ____

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes  ____No  ____

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.SPILLS

4.1	During the past year, have any spills occurred on the Premises?

Yes  ____No  ____

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies required to be notified in connection with such spills and did such notification occur?

Yes  ____No  ____

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes  ____No  ____

If so, briefly describe the actions taken.  Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.WASTE MANAGEMENT

5.1	Has your company been issued an EPA or state Hazardous Waste Generator I.D. Number?

Yes  ____No  ____

5.2	Has your company filed any required report as a hazardous waste generator?

Yes  ____No  ____

If so, attach a copy of the most recent report filed.

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5.3	Attach the list of the hazardous waste, if any, generated or to be generated at the Premises, its hazard class and the quantity generated on a monthly basis.
5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

______________________________________________________.

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste. ___________________________________
5.6	Is any treatment or processing of hazardous wastes currently conducted or proposed to be conducted at the Premises:

Yes  ____No  ____

If yes, please describe any existing or proposed treatment methods.  _________________

Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises. ____________________________

6.WASTEWATER TREATMENT/DISCHARGE

6.1	Do you discharge wastewater to:

____________ storm drain?____________ sewer?

____________ surface water?____________  no industrial discharge

6.2	Is your wastewater treated before discharge?

Yes  ____No  ____

If yes, describe the type of treatment conducted. _______________________

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises. ________________________________

7.AIR DISCHARGES

7.1	Do you have any air filtration systems or stacks that discharge into the air?

Yes  ____No  ____

7.2	Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

_____________ Spray booth

_____________ Dip tank

_____________ Drying oven

_____________ Incinerator

_____________ Other (Please Describe)

_____________ No Equipment Requiring Air Permits

7.3	Are air emissions from your operations monitored?

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Yes  ____No  ____

If so, indicate the frequency of monitoring and a description of the monitoring results.  __________________

Attach copies of any air emissions permits pertaining to your operations on the Premises. __________________

8.HAZARDOUS MATERIALS DISCLOSURES

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet?

Yes  ____ No  ____

8.2	Has your company prepared a hazardous materials management plan (“business plan”) pursuant to County Fire Department requirements?

Yes  ____No  ____

If so, attach a copy of the business plan.

8.3	Describe the procedures followed to comply with OSHA Hazard Communication Standard requirements.

_________________________________________________________________.

9.ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company even been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes  ____No  ____

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company even received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes  ____No  ____

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes  ____No  ____

9.4	Has an environmental audit even been conducted at your company’s current facility?

Yes  ____No  ____

If so, discuss the results of the audit. ____________________________________

9.5	Have there been any problems or complaints from neighbors at the company’s current facility?

Yes  ____No  ____

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If so, describe the problems or complaints. ______________________________

Company _______________________________ By:_______________________________ Title:_______________________________ Date:_______________________________

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Environmental Questionnaire

LIST OF HAZARDOUS MATERIALS TO BE USED OR STORED ON THE PREMISES

Tenant shall provide to Landlord, no later than the Commencement Date, a list of Hazardous Materials that Tenant shall use at the Premises in connection with Tenant’s operations within the Premises.

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EXHIBIT K

LOCATION AND SIZE OF CELL TOWER EQUIPMENT

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EXHIBIT L

WELLS FARGO - LETTER OF CREDIT

WELLS FARGO

Application for Irrevocable Standby Letter of Credit

To: Wells Fargo Bank, National Association **Issuing Location:** ☐ North Carolina ☐ California

Please type clear information in the boxes below. Applications that are illegible may be returned.

Date: (MM/DD/YY)	For Wells Fargo Bank Use Only	
11/2/2017	Letter of Credit No.	Activity Reference No.

The Applicant(s) signing below hereby request that Wells Fargo Bank, National Association ("Wells Fargo") issue in Wells Fargo's name an Irrevocable Standby Letter of Credit ("Credit") on substantially the terms below:

Beneficiary: *(Name and Address)* MARINA BOULEVARD PROPERTY, LLC	**Advising Bank:** *(If left blank, Wells Fargo may select)*
Applicant/Obligor: *(Name and Address)* SANGAMO THERAPEUTICS, INC. 7000 Marina Boulevard, Brisbane, California 94005	**Account Party:** (Name and Address of entity to be named in Credit if different from Applicant/Obligor)

Amount *(in figures)*: $3,500,000.00 *(in words)*: Three Million Five Hundred Thousand Dollars

Currency *(in USD unless otherwise specified)*: USD

Availability: Unless otherwise specified herein, the Credit is to be available for presentation on or before the Expiration Date (1) with Wells Fargo's issuing office by payment of draft(s) drawn at sight on Wells Fargo or (2) at Wells Fargo's option, with any bank(s) or with a bank nominated by Wells Fargo by negotiation of draft(s) drawn at sight on Wells Fargo or (3) at Wells Fargo's option, with a bank nominated by Wells Fargo by payment of draft(s) drawn at sight on the nominated bank.

Expiration Date: _____ ***(MM/DD/YY format, initial expiration date if automatically extending)***, or ☐ Expire one year from Issue Date

☒ Expiration Date to be automatically extended ***(Check one box below)***

☒ Annually on the day and month anniversary of the Expiration Date ☐ Annually on _____ ***(MM/DD)***

☐ Every _____ calendar days ☐ Every _____ months

With 30 days notification of non-extension and a Final Expiration Date of 7/16/29 ***(MM/DD/YY)***

Available By: *(check and complete only one of the following)*

☒ **A statement worded as follows indicating it is signed by the Beneficiary (if a person) or its authorized officer:** *(Please quote below the exact wording of the drawing statement.) (Attach additional signed sheet(s), if necessary, and label as attachments to this specific Application.)*

Beneficiary has the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit in the event (a) an Event of Default by Obligor occurs in the payment or performance of any of the terms, covenants or conditions of that certain lease between Obligor and Beneficiary dated as of the date hereof ("Lease"), including the payment of rent, or (b) Obligor fails to make any installment of rent as and when due beyond an applicable notice and cure period under the Lease, or (c) Beneficiary receives a non-renewal notice.

☐ **Issue the Credit substantially in the form and with the wording attached to this Application. The attached specimen is approved by each applicant.** *(Label the attached specimen as an attachment to this specific Application.)*

Additional Requirements: ☐ Partial drawings are prohibited *(if blank, partial drawings are permitted)*

☐ Multiple drawings prohibited *(if blank, multiple drawings are permitted)*

☒ Credit is transferable in its entirety. Transfer charges for account of ☒ Applicant ☐ Beneficiary

The Credit will be subject to the International Standby Practices of the International Chamber of Commerce ("ICC"), Publication 590

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("ISP98") or the ICC, Publication 600 ("UCP") or any subsequent version of either publication in effect and in use by Wells Fargo on the date the Credit is issued, as Wells Fargo shall determine in its sole discretion.

Description of Standby Purpose including goods description, country of origin, pricing as applicable:
Security Deposit (Lease)

Patriot Act Notice: U.S. Federal laws require all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Issuing the Credit is considered to be opening an account and will require compliance with these Federal laws.

Credit Requesting Issuance of Guarantee or Other Undertaking: *(To be completed only if the Beneficiary is a bank or another financial institution and the Beneficiary is to issue its guarantee or other undertaking supported by the Credit.)*

Please request the Beneficiary to issue and deliver its _____ *[specify type of guarantee or other undertaking]* in favor of _____ for an amount not exceeding the amount specified above, effective immediately and related to _____ *[specify contract number or other pertinent reference]* to expire _____ *[specify an expiry date at least 15 days prior to the Credit expiry date indicated above]*. Applicant attaches the wording to be used for such guarantee or other undertaking, if available. If the wording is not available, the wording should be the Beneficiary's customary wording for such guarantee or undertaking, with the wording specifying a maximum amount and an expiration date. If the Credit is issued as support for a guarantee or other undertaking which the Credit's Beneficiary has issued or is to issue on behalf of Applicant, Applicant agrees that until Wells Fargo is released from its obligations under or in connection with the Credit by such Beneficiary, Applicant will remain liable, with respect to the Credit, to Wells Fargo under this Application and the Standby Letter of Credit Agreement Applicant has signed relating to the Credit, even though such liability may exceed the amount of the Credit or continue beyond the expiration date of the Credit.

Transmission of Credit: Please transmit the original of the Credit yourself or through a bank selected by you to the following:

☐ Beneficiary ☐ Applicant ☐ Other: _____

By selecting a party other than the beneficiary, I acknowledge and understand the rights of the beneficiary under an issued Standby Letter of Credit are unchanged regardless of where the original has been delivered.

Applicant's Agreement and Signature: *(Each party obligated either alone or jointly and severally with others to reimburse Wells Fargo with respect to the Credit must sign this Application below.)* EACH APPLICANT'S SIGNATURE BELOW AFFIRMS THAT (1) IT HAS FULLY READ AND AGREED TO, (2) IT WILL BE BOUND BY, AND (3) THE CREDIT WILL BE GOVERNED BY, THE TERMS OF THIS APPLICATION AND THE TERMS OF THE STANDBY LETTER OF CREDIT AGREEMENT SIGNED BY EACH APPLICANT IN FAVOR OF WELLS FARGO OR ANY OTHER AGREEMENT SIGNED BY EACH APPLICANT PURSUANT TO WHICH THE CREDIT IS ISSUED. THIS APPLICATION IS SIGNED BY EACH APPLICANT'S DULY AUTHORIZED REPRESENTATIVE(S) ON THE DATE SPECIFIED ABOVE.

Print or Type Name of Applicant: SANGAMO THERAPEUTICS, INC.		**Print or Type Name of Co-Applicant:**	
Address: 7000 Marina Boulevard, Brisbane, California 94005		**Address:**	
Authorized Signature (and Title, if applicable):		**Authorized Signature (and Title, if applicable):**	
Authorized Signature (and Title, if applicable):		**Authorized Signature (and Title, if applicable):**	
Email Address (MANDATORY): mcobo@sangamo.com		**Email Address (MANDATORY):**	
DDA for Fees:	**Phone Number:** 510-970-7868	**Applicant Contact:**	**Phone Number:**

For Wells Fargo Bank Use Only

Credit Issuance Has Been Approved in Accordance With Wells Fargo's Credit Policies and Procedures

Approving Officer's Signature	Approving Officer's Name *(Print)*	Approving Officer's Office *(Print)*	AU	MAC

Approving Officer's Telephone:	Approving Officer's Email:	Date

☐ The Credit appears to support an obligation to make a monetary payment and should *most likely* be classified as a ***"financial obligation"***.
☐ The Credit ***appears not*** to support an obligation to make a monetary payment and should *most likely* be classified as a ***"performance obligation"***.

☐ The Standby Letter of Credit requested above is a syndicated transaction and Applicant has confirmed that the Standby Letter of Credit meets the expiration date requirements set forth in Section __ of the relevant syndicated credit agreement. I confirm that I have communicated the information regarding this transaction to the Wells Fargo Syndications Group as required by Wells Fargo policy.

For any questions regarding this transaction, please contact ☐Approver ☐Applicant directly ☐Other: _____

AFS BOOKING INTERFACE: YES ☐ NO	Standalone: YES ☐ NO ☐	Obligor #:	Commitment #:	Collateral	BQR	CQR	Purpose Code	NAIC

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EXHIBIT M

ROFO TO PURCHASE

(1)Right of First Offer to Purchase.  If Landlord desires to sell, convey or transfer its fee interest in the Building to a third party during the period commencing on the Commencement Date and expiring on the third (3rd) anniversary of the Commencement Date (“ROFO Period”), subject to compliance with the California Subdivision Map Act to create a separate legal parcel for the Building, Landlord hereby grants Tenant a one-time right of first offer to purchase the Building during the ROFO Period (“Right of First Offer”) pursuant to the terms and provisions of the Right of First Offer Agreement attached hereto as Exhibit M-1 (“ROFO Agreement”), subject to the following conditions: (a) Tenant is currently leasing and physically occupying 87,695 rentable square feet in the Building (including any Permitted Transfers); (b) Tenant has not assigned the Lease nor subleased any portion of the Premises (except for Permitted Transfers); (c) the Lease is then in full force and effect and no Event of Default by Tenant has occurred and is continuing at the time Tenant exercises its Right of First Offer; (d) the Right of First Offer is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Tenant; (e) the Right of First Offer and its exercise thereof by Tenant shall be governed by the terms and conditions of the ROFO Agreement; (f) the original Landlord named in this Lease owns the fee interest in the Building at the time the Right of First Offer is exercised.  The Parties shall execute the ROFO Agreement concurrently with this Lease.

(2)Tenant’s rights under this Exhibit M shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises to any party (except for Permitted Transfers), or (3) Tenant fails to timely exercise its option under this Exhibit M, time being of the essence with respect to Tenant’s exercise thereof.

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EXHIBIT M-1

ROFO AGREEMENT

THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is entered into this ____ day of _____________, 2017, by and between MARINA BOULEVARD Property, LLC, a Delaware limited liability company (“Owner”), and SANGAMO THERAPEUTICS, INC., a Delaware corporation (“Offeree”).  Owner and Offeree are sometimes hereinafter individually or collectively called a “Party” or the “Parties”.

RECITALS

A.Offeree has leased from Owner pursuant to that certain Lease Agreement dated November 3, 2017 between Offeror and Offeree (“Lease”) certain real property located in the City of Brisbane, State of California, which is more particularly described on Exhibit A attached hereto and the improvements located thereon (collectively, the “Property”).

B.As an inducement to Offeree to execute the Lease, Owner has agreed not to “Transfer” (as defined below) the Property to a third party during the period commencing on the Commencement Date and expiring on the third (3rd) anniversary of the Commencement Date (“ROFO Period”) without first providing Offeree with a right of first offer (“ROFO”) to purchase the Property, subject to the conditions set forth in Exhibit M to the Lease.

C.This Agreement is subject and subordinate to any Deed of Trust now or hereafter existing on the Property.

D.Initially capitalized terms used herein without definition shall have the meaning set forth in the Lease.

E.Any sale shall be subject to compliance with the California Subdivision Map Act to create a separate legal parcel for the Building.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt of which are hereby acknowledged, Owner hereby grants to Offeree a right of first offer for the Property as follows:

Section 1.Grant of Right of First Offer.

1.1.Transfer.  During the ROFO Period, Owner shall not Transfer (as hereinafter defined) its fee interest in the Property (hereinafter, the “Premises”) except in accordance with the provisions of this Agreement, subject to the conditions set forth in Exhibit M to the Lease.

(a)Procedure.  Owner shall give notice to Offeree (the “Offer Notice”) when Owner desires to Transfer the Premises to a third party (i.e., whether or not Owner has received a third party offer it elects to pursue).  The Offer Notice shall describe Owner’s proposed Transfer and all of the economic and non-economic terms and conditions applicable to Offeree’s purchase of the Premises.  For purposes of this Agreement, the term “economic terms” shall be defined to mean only those economic terms that are to be accounted for on a final escrow closing/settlement statement.  The “non-economic terms” shall be on terms as set forth in the form purchase and sale agreement (“Purchase

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Agreement”) to be agreed upon by the parties hereto in their commercially reasonable determination (collectively, the “Offer Terms”).

(b)Procedure for Acceptance.  Within ten (10) business days after delivery of the Offer Notice (the “Offer Election Date”), Offeree shall deliver written notice to Owner (“Offeree’s Election Notice”) pursuant to which Offeree shall elect either to (i) purchase the Premises pursuant to the Offer Terms set forth in the Offer Notice, or (ii) decline to purchase the Premises, in which event this Agreement and the ROFO set forth herein and in the Lease shall thereupon terminate and be of no further force or effect (unless reinstated pursuant to the below described terms).  In the event Offeree elects to purchase the Premises, Offeree shall deliver with Offeree’s Election Notice to Owner a signed Purchase Agreement with the Offer Terms set forth.  If Offeree does not so respond in writing to Owner’s Offer Notice by the Offer Election Date, Offeree shall be irrevocably deemed to have elected the option described in clause (ii) above, in which event Offeree’s ROFO set forth herein and in the Lease shall thereupon terminate, subject to reinstatement pursuant to Section 1.2 below.

(c)Owner’s Response.  If Offeree elects to purchase the Premises, then within five (5) business days after receipt of Offeree’s Election Notice, Owner shall return to Offeree and Escrow Holder as identified in the Purchase Agreement a signed counterpart of the Purchase Agreement with the Offer Terms incorporated therein.  If the parties have not mutually executed and delivered the Purchase Agreement within thirty (30) days following Offeree’s Election Notice, or if Offeree does not elect to purchase the Premises, Owner may, at its election, and subject to the terms of this paragraph, during the twelve (12) month period following the date of the Offer Notice, enter into a letter of intent or purchase and sale agreement to sell and thereby Transfer the Premises described in the Offer Notice to any entity at such economic and non-economic terms as are acceptable to Owner and such third party purchaser without any Material Modification (as described in Section 1.2 below) to the Offer Terms.  If Owner does not Transfer the Premises described in the Offer Notice within the above described twelve (12) month period (and subject to Section 1.2 below), then Owner shall submit to Offeree a new Offer Notice with respect to the Premises prior to selling the Premises upon terms and conditions set forth in the new Offer Notice.

(i)Nothing herein shall prevent or restrict Offeree from making a subsequent offer for the Premises or from participating as a bidder in Owner’s marketing of the Premises.  Owner shall use its reasonable efforts, without any liability for failure to do so, to furnish Offeree with the marketing information related to the Premises.

1.2.Material Modification.  For purposes of this Agreement, a Material Modification shall mean any decrease of more than ten percent (10%) in the economic terms (or change in cost allocations of the Purchase Agreement that would have the same effect).  If the Owner’s proposed Transfer is at economic terms of ninety percent (90%) or more than proposed Offer Terms to Offeree set forth in the Offer Notice, Owner shall have no obligation to submit such Transfer to Offeree.  If Owner desires to Transfer and such Transfer contains a Material Modification, then prior to execution of a letter of intent or purchase and sale agreement, whichever occurs first, Owner shall provide Offeree with a written notice of the revised economic terms.  Offeree shall have five (5) business days to accept such revised terms by written notice to Owner.  Five (5) business days shall mean by 5:00 p.m. Pacific time on the fifth (5th) business day following the submission of such revised economic terms to Offeree.

1.3.Termination of Right of First Offer.  If pursuant to this Agreement Owner completes the Transfer of the Premises described in the Offer Notice to a third party, then this Agreement and the ROFO set forth in the Lease shall terminate as to the Premises described in the Offer Notice.  This Agreement shall also terminate if Offeree fails to close the purchase pursuant to the Purchase Agreement executed by Offeree and Owner, unless excused thereunder including as a result of Owner’s default.

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Section 2.Transfer Defined.  As used in this Agreement, the term “transfer” or “Transfer” shall be defined to mean any sale, or other conveyance of fee title, in the Premises to a third party.

Section 3.Assignment.  Offeree and Owner may not voluntarily or by operation of law assign or transfer any right, interest or obligation hereunder without the other party’s express prior written consent, which consent may be given or withheld in such party’s sole discretion for any reason whatsoever.

Section 4.Notices.  Any notice which a Party is required or may desire to give another Party shall be in writing and may be delivered (1) personally, (2) by United States registered or certified mail, postage prepaid, or (3) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the Party sending the notice).  Any such notice to a Party shall be addressed at the address set forth below (subject to the right of a Party to designate a different address for itself by notice similarly given).  Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused), as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m.  (local time where received) or on a non-business day, then such notice or demand so made shall be deemed effective on the first business day after the day of actual delivery.  Except as expressly provided otherwise in this Agreement, no communications via facsimile or electronic mail shall be effective to give any notice, request, direction, demand, consent, waiver, approval or other communications hereunder.  The Parties’ addresses for notices are as follows:

If to Owner:

Marina Boulevard Property, LLC c/o Westport Capital Partners LLC 2121 Rosecrans Avenue Suite 4325 El Segundo, California 90245 Attention: Eric Clapp, Managing Director

With Copy to:

DLA Piper LLP (US)
550 South Hope Street, Suite 2300
Los Angeles, California 90071
Attention: Jackie K. Park, Esq.
Telephone: (213) 330-7743

If to Offeree: Sangamo Therapeutics, Inc. 7000 Marina Boulevard Brisbane, CA 94005 Attention: Director of Legal

Section 5.Dispute Costs.  If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the

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other party such costs and reasonable attorneys’ fees as may have been incurred.  Whenever the term is used in this Agreement, the term “attorneys’ fees” (and similar references in this instrument to recovery of costs for use of legal counsel) include, without limitation, all attorneys’ and paralegals’ fees and expenses, whether in an action or proceeding, upon appeal therefrom, or in connection with any petition for review or action for rescission, or in connection with any other action to interpret or enforce any of the provisions of this Agreement. This provision is separate and several and shall survive merger of this provision into any judgment on this Agreement.

Section 6.Survival.  This Agreement and the provisions hereof shall inure to the benefit of and be binding upon the Parties to this Agreement and their respective successors, heirs and permitted assigns.

Section 7.Entire Agreement.  This Agreement, together with the other written agreements referred to herein and Exhibit A attached hereto, is intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof, and is intended as the complete and exclusive statement of the terms of the agreement between the Parties.

Section 8.Modifications.  No modification of this Agreement shall be effective unless set forth in writing and signed by both Parties.

Section 9.Severability.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other circumstances, shall be interpreted so as best to reasonably effect the intent of the Parties hereto.

Section 10.Waiver.  The waiver by either Party of any breach by the other Party of any term, covenant or condition herein contained or either Party’s failure or delay to exercise any right, power or privilege hereunder will not be deemed to be a waiver thereof or any subsequent breach, failure or delay.

Section 11.Execution; Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which together as to the same such document shall constitute one and the same agreement.

Section 12.Interpretation; Governing Law.  This Agreement shall be construed as if prepared by both Parties.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is waived.  This Agreement shall be construed, interpreted and governed by the laws of the State of California and the laws of the United States of America prevailing in California.

Section 13.Further Assurances.  Each Party shall execute such further documents and take such further actions as may be necessary or appropriate to consummate the transaction contemplated by this Agreement.

Section 14.Time of the Essence.  Time is of the essence of this Agreement and each and every term and provision hereof.

Section 15.No Third Party Beneficiaries.  Except as otherwise expressly set forth herein, Owner and Offeree do not intend, and this Agreement shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Agreement.

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Section 16.Memorandum.  This Agreement shall not be recorded or placed of public record.  Notwithstanding the foregoing, Owner and Offeree agree that, within five (5) business days following the other party’s request therefor, to execute and deliver to the requesting party, a memorandum of this Agreement, acceptable to both parties, which may, at the requesting party’s option, be recorded in the public records of the county in which the Premises is located; provided, however, that the form of memorandum must include a provision pursuant to which Owner can unilaterally record an effective termination thereof upon the expiration thereof and that such offer is contingent upon satisfaction of certain conditions.

[Signatures on following page]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

OWNER: MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company By: Print Name: Title:
OFFEREE: SANGAMO THERAPEUTICS, INC., a Delaware corporation By: Print Name: Title: By: Print Name: Title:

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EXHIBIT A TO ROFO AGREEMENT

LEGAL DESCRIPTION OF THE PROPERTY

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EXHIBIT N

ESCROW AGREEMENT

SVB›Silicon Valley Bank
A Member of SVB Financial Group

Escrow Agreement
(Single Depositor)

Depositor: Sangamo Therapeutics, Inc.

Beneficiary: Marina Boulevard Property, LLC

This Escrow Agreement ("Agreement") is entered into among Silicon Valley Bank ("Escrow Agent"), having its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054, Depositor and Beneficiary, collectively referred to herein as "Parties."

Escrow Account #: ____________________
(Assigned upon receipt of signed escrow agreement)

Purpose of Escrow (the "Transaction"):
(Please provide a brief description of transaction (e.g.) asset purchase agreement dated MM/DD/YY)

Tenant contribution pursuant to lease signed between the depositor and beneficiary dated as of November 3, 2017.

Depositor and Beneficiary desire to establish this Agreement for the purpose of facilitating and regularizing the receipt of monies due, and disbursement of those monies in connection with the Transaction (as described above). The Escrow Agent will receive funds due and disburse the funds per instructions described in this Escrow Agreement.

The parties hereby agree as follows:

1. **Appointment of the Escrow Agent**. Depositor and Beneficiary do hereby appoint, constitute and designate Silicon Valley Bank as their Escrow Agent for the purposes set forth herein, and the Escrow Agent accepts the agency created under this Agreement and agrees to perform the obligations as stated herein.

2. **Conflict with Other Agreements**. Depositor and Beneficiary agree that this Agreement supersedes any conflicting terms contained in any other agreement or understanding pertaining to the monies.

3. **Deliveries to Escrow Agent**. The Depositor shall deliver to the Escrow Agent via wire transfer or book transfer an initial deposit in the sum of $ 8,769,500. Depositor and Beneficiary agree that additional funds may be deposited into the Escrow account during the term of the Escrow agreement. Escrow Agent shall acknowledge receipt of such amount(s) and agrees to hold and disburse said amount(s) (collectively, the "Escrow Amount") in accordance with the terms and conditions of this Escrow Agreement and for the uses and purposes stated herein. Such amount(s) shall be delivered into escrow in accordance with the instructions in Exhibit B.

4. **Investment of Funds**. All such funds will be deposited to the Escrow Account, which shall be a non-interest bearing account.

5. **Responsibilities of Escrow Agent**. The duties and responsibilities of the Escrow Agent shall be those expressly set forth in this Agreement. No implied duties of the Escrow Agent shall be read into this Agreement and the Escrow Agent shall not be subject to, or obligated to recognize any other agreement between or direction or instruction of, any or all of the parties hereto. The Escrow Agent shall also not be responsible for the duties of Depositor and Beneficiary to each other.

6. **Disbursements**.

   6.1 Depositor and Beneficiary agree that from time to time they shall deliver to the Escrow Agent joint written instructions, substantially in the form of Exhibit C hereto executed by both the Depositor and Beneficiary ("Disbursement Instructions") requesting disbursement of any or all portion of funds to the Depositor and/or Beneficiary. Escrow Agent shall release requested amount, less any fees payable in connection with this Escrow, to the Depositor and/or Beneficiary in accordance with wire instructions contained therein. Depositor and Beneficiary anticipate all funds will be disbursed by **December 31, 2018.** Any funds remaining in the Escrow Account after such date shall be returned to the Depositor.

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SVB> Silicon Valley Bank
A Member of SVB Financial Group

Escrow Agreement
(Single Depositor)

6.2 Any requests to extend the date noted in Section 6.1 require the written consent of both Depositor and Beneficiary. Such request is not effective until confirmed in writing by Escrow Agent.

7. Fees. The fees of the Escrow Agent for services rendered in connection with this Escrow Agreement are outlined in Exhibit A. It is the responsibility of the Designated Party (Exhibit A) to pay the required fees to the Escrow Agent. Any fees not paid by the Designated Party will be deducted from the Escrow Amount prior to disbursement of the funds.

8. Instructions and Directions to Agent. The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any person or entity, except notices or instructions as provided for in this Agreement (Disbursement Instructions) and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment, or decree shall be made or entered by any court affecting such property or any party hereto, then in any such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside, or vacated.

9. Agent's Right to Rely on Genuineness of Instrument. The Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any instrument furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by the appropriate party or parties described in this Agreement. The Escrow Agent shall not be responsible nor liable in any respect on account of the lack of authority, or lack of right of any such person executing, or delivering or purporting to execute, deposit or deliver any such document, funds or endorsement of this Agreement or on account of or by reason of forgeries, or false representations.

10. Indemnity and Hold Harmless of Bank. Depositor and Beneficiary hereby agree to indemnify and hold harmless Escrow Agent, its affiliates and their respective directors, officers, agents and employees ("Indemnified Persons") against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a "Claim") arising from this Agreement, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including, but not limited to, any Claims arising as a result of Escrow Agent's adherence to instructions from Depositor and Beneficiary; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims result from an Indemnified Person's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement.

11. Disagreements. In the event of any disagreement between the parties and/or any other person, resulting in an adverse claim or demand being made in connection with this Agreement, Escrow Agent shall not become liable to the parties for damages or interest for Escrow Agent's failure or refusal to comply with conflicting or adverse demands, and Escrow Agent may continue to refuse to act until the disagreement is resolved by the parties or by the court in which the Escrow Agent files a request for interpleader.

12. Relationship of the Parties. Other than the escrow agency described herein, nothing in this Agreement shall create any other agency or fiduciary relationship between Depositor, Beneficiary and Escrow Agent.

13. Waiver. **NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, DEPOSITOR AND BENEFICIARY EACH WAIVE, AND THEY AGREE THAT THEY SHALL NOT SEEK FROM ESCROW AGENT UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORT), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT.**

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SVB Silicon Valley Bank
A Member of SVB Financial Group
Escrow Agreement
(Single Depositor)

14. **Jury Trial Waiver.** **DEPOSITOR, BENEFICIARY AND ESCROW AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION HEREIN, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.**

15. **Governing Law and Jurisdiction.** The parties hereto agree that this Agreement shall be governed exclusively under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

16. **Attorneys' Fees, Costs and Expenses.** In any action or proceeding between Escrow Agent and any other party to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

17. **Term and Termination.** Unless terminated earlier, this Agreement shall remain in effect until all amounts received by the Escrow Agent have been disbursed as provided herein above. In no case will the termination of this Agreement relieve the parties of their responsibility to pay any fees due to the Escrow Agent and payable under this Agreement.

18. **Resignation of the Agent.** The Agent reserves the right to resign as Escrow Agent at any time by giving thirty days advance written notice to Depositor and Beneficiary. Within thirty days after receipt of said notice of resignation, Depositor and Beneficiary shall inform the Escrow Agent of a successor escrow agent to which the Escrow Agent shall distribute the property then held hereunder, less its fees, costs and expenses (including counsel fees and expenses). If Depositor and Beneficiary are unable to appoint a successor escrow agent within thirty days and there is property held under this Agreement, then Depositor and Beneficiary shall cause the property to be disbursed in accordance with Section 6.

19. **Amendment.** The provisions of this Agreement may only be altered, modified or amended by instrument in writing duly executed by all of the Parties hereto.

20. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which shall be deemed as original of one and the same document.

21. **Notices.** Any notice or other communication shall be in writing and shall be sent by United States mail, overnight courier, facsimile or electronic mail to the noted addresses set forth below the parties' signatures. For all purposes hereof any notice so mailed shall be as effectual as though served upon the person of the party to whom it was mailed at the time of the deposit in the United States mail, faxed or electronic mail.

22. **Business Days.** Unless otherwise specified herein, all "days" referred to in this Agreement shall be business days. Whenever under the terms hereof the time giving a notice or performing an act falls upon a Saturday, Sunday or federal holiday, such time shall be extended to the next following business day.

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SVB> Silicon Valley Bank
A Member of SVB Financial Group
Escrow Agreement
(Single Depositor)

The Depositor and Beneficiary each state that they have read the foregoing Agreement, understand and agree to it, and acknowledge receipt of a copy of the same. The Depositor and the Beneficiary further acknowledge that this Agreement shall not be effective until signed by the Escrow Agent,

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year of the last signature below

Depositor.

By: /s/ Kathy Yi

Name & Title: Kathy Yi, CFO

Date: 11/2/2017

Address for Notices:

Attn: Kathy Yi

501 Canal Blvd.

Suite A

Richmond, CA 94804

Tel: ______________________

Fax: ______________________

Email: ______________________

Beneficiary:

By: ______________________

Name & Title: ______________________

Date: ______________________

Address for Notices:

Attn: ______________________

____

____

____

Tel: ______________________

Fax: ______________________

Email: ______________________

Escrow Agent:
Silicon Valley Bank

By: ______________________

Name & Title: ______________________

Date: ______________________

Address for Notices:
Attn: Deposit Escrow Services
Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054

Tel: ______________________
Fax: (408) 728-9746
Email: escrowservices@svbank.com

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SVB> Silicon Valley Bank
A Member of SVB Financial Group
Escrow Agreement
(Single Depositor)

Exhibit C

Escrow Account Disbursement Instructions

Silicon Valley Bank
Deposit Escrow Services
3003 Tasman Drive
Santa Clara, CA 95054

Fax: (408) 728-9746

Escrow Agreement dated:______________________________
Depositor: ____________________________
Beneficiary: __________________________

This letter is delivered pursuant to Section 6 of the Escrow Agreement, by and among the Depositor, Beneficiary and Silicon Valley Bank as Escrow Agent. The Depositor and Beneficiary hereby instruct Escrow Agent to release funds from the Escrow Account to the party/parties via wire per below.

$_____________________________

Name on Account: ______________________________________
Bank Name: ______________________________________
Account Number: ______________________________________
Bank ABA/Routing Number: ______________________________________
Reference: ______________________________________

$_____________________________

Name on Account: ______________________________________
Bank Name: ______________________________________
Account Number: ______________________________________
Bank ABA/Routing Number: ______________________________________
Reference: ______________________________________

The undersigned has caused its duly authorized representative to execute this letter as of the date hereof.

Sincerely,

DEPOSITOR

By: ____________________________________

Name & Title: ____________________________

Date:____________________________________

BENEFICIARY

By:_____________________________________

Name & Title: ____________________________

Date:____________________________________

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